LOAN AGREEMENT

by and among

COLLEGE STATION 1892 PROPERTIES, L.L.C.,
a Texas limited liability company,
as the Borrower

and
VOYA INVESTMENT MANAGEMENT LLC,
a Delaware limited liability company,
as the Administrative Agent

and

THE LENDERS IDENTIFIED ON EXHIBIT 1-2 ATTACHED HERETO,
as Lenders

Dated: March 7, 2025

Address:        11675 Wellborn Road
City:            College Station
County:        Brazos
State:            Texas

Loan Amount:    $24,000,000.00

Voya Loan No. 30340

TABLE OF CONTENTS

ARTICLE I THE LOAN		2
1.1	The Loan	2
1.2	Purpose	2
1.3	Notes; Payments Generally	2
1.4	Term	3
1.5	Interest Rate	3
1.6	Payments of Interest.	3
1.7	Payment at Maturity	3
1.8	Prepayment	3
1.9	Intentionally Omitted	4
1.10	Application of Payments	4
1.11	Late Charge; Default Rate	5
1.12	Usury Limitation	5
1.13	Computation of Interest and Fees; Determinations by the Administrative Agent	5
1.14	Successor Rate	6
1.15	Purchase and Maintenance of Interest Rate Cap	7
1.16	Intentionally Omitted	7
1.17	Intentionally Omitted	7
1.18	Intentionally Omitted	7
ARTICLE II INTENTIONALLY OMITTED		7
ARTICLE III REPRESENTATIONS, WARRANTIES, AND COVENANTS		7
3.1	Borrower Representations and Warranties	8
3.2	Maintenance, Repair and Restoration of Improvements; Payment of Prior Liens, etc	14
3.3	Payment of Taxes	15
3.4	Insurance	15
3.5	Adjustment of Losses with Insurer and Application of Proceeds of Insurance	17
3.6	Leasing Restrictions	18
3.7	Inspection	20
3.8	Condemnation	20
3.9	Books and Records	21
3.10	Financial Information	21
3.11	ERISA	22
3.12	OFAC	22
3.13	Maintenance of Permits and Governmental Approvals	23
3.14	Use of Mortgaged Premises	24
3.15	Property Management	24
3.16	Limitation on Distributions	24
3.17	Post-Closing Obligations	24
3.18	Intentionally Omitted	24
ARTICLE IV TRANSFERS		24
4.1	Due on Sale or Further Encumbrance	24
4.2	Permitted Transfers	26
4.3	Intentionally Omitted	27
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4.4	Intentionally Omitted	27
ARTICLE V ENVIRONMENTAL MATTERS; NOTICE; INDEMNITY		27
5.1	Environmental Representations, Warranties and Covenants	27
5.2	Notices	28
5.3	Compliance with Environmental Laws	29
5.4	Indemnification	29
5.5	Remedial Work	30
5.6	Operations and Maintenance Programs	30
ARTICLE VI RESERVES		31
6.1	Reserves	31
6.2	Impositions Reserve	31
6.3	Insurance Premium Reserve	32
6.4	Net Proceeds Reserve Option	33
6.5	Intentionally Omitted	34
6.6	Intentionally Omitted	34
6.7	Intentionally Omitted	34
6.8	Intentionally Omitted	34
6.9	Intentionally Omitted	34
6.10	Intentionally Omitted	34
6.11	Intentionally Omitted	34
6.12	Intentionally Omitted	34
6.13	General Terms Regarding all Reserves	34
6.14	Intentionally Omitted	35
6.15	Reserves during an Event of Default	35
6.16	Indemnification	36
ARTICLE VII EXCULPATION		36
7.1	Limitations on Recourse	36
7.2	Recourse Obligations	37
ARTICLE VIII EVENTS OF DEFAULT		39
8.1	Events of Default	39
8.2	Remedies	42
8.3	Casualty Proceeds and Condemnation Awards	43
8.4	Costs of Collection and Enforcement	43
8.5	Rights Cumulative; No Waiver	44
ARTICLE IX THE ADMINISTRATIVE AGENT		44
9.1	Appointment and Authorization of Administrative Agent	44
9.2	Co-Lending Agreement	45
ARTICLE X MISCELLANEOUS		45
10.1	Notices	45
10.2	Errors and Omissions	45
10.3	Loss of any Note or other Loan Document	46
10.4	General Indemnification	46
10.5	Costs and Expenses	47
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10.6	Entire Agreement; Amendments	48
10.7	Counterparts	48
10.8	Severability	48
10.9	Setoff	48
10.10	Payments Set Aside	49
10.11	Secondary Market Transaction	49
10.12	Component Notes	49
10.13	Cooperation with Syndication	50
10.14	Assignments and Participations of the Loan	50
10.15	Waiver of Consequential Damages, Etc	50
10.16	Disclosure of Information	50
10.17	Binding Effect	50
10.18	Governing Law	50
10.19	Construction	51
10.20	Status of Parties	51
10.21	No Third Parties Benefitted	51
10.22	Brokerage Fee	51
10.23	Administrative Agent’s Agents	51
10.24	Inconsistencies	51
10.25	Time	52
10.26	Headings	52
10.27	Attorney-in-Fact	52
10.28	Electronic Transmission of Data	52
10.29	WAIVER OF JURY TRIAL	52
ARTICLE XI STATE-SPECIFIC PROVISIONS		53
11.1	State-Specific Provisions	53
11.2	Acknowledgement	53
11.3	Limitations	53
11.4	TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE	54

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EXHIBITS*:

EXHIBIT 1-1            Defined Terms
EXHIBIT 1-2             Lenders, Commitments and Notes
EXHIBIT 1-3        Intentionally Omitted
EXHIBIT 1-4            Intentionally Omitted
EXHIBIT 1-5            Intentionally Omitted
EXHIBIT 1-6            Intentionally Omitted
EXHIBIT 3.1(vii)(a)        Organizational Chart
EXHIBIT 3.1(xi)        Litigation
EXHIBIT 3.1(xiii)         Third Party Agreements
EXHIBIT 3.1(xviii)(a)        Rent Roll
EXHIBIT 3.1(xviii)(d)        Leases of Concern
EXHIBIT 3.1(xviii)(f)        Tenant Concessions
EXHIBIT 3.1(xix)(a)    Name, Type of Organization, Organization Number, and Chief Executive Office
EXHIBIT 3.1(xix)(c)        Personal Property Owned by Borrower
EXHIBIT 3.17            Post-Closing Obligations

* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits to the Securities and Exchange Commission upon request.

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LOAN AGREEMENT
THIS LOAN AGREEMENT (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as this “Agreement”), is dated this 7th day of March, 2025, and is executed by and among:
COLLEGE STATION 1892 PROPERTIES, L.L.C., a Texas limited liability company, having an address located at 212 Lavaca Street, Suite 300, Austin, Texas 78701 (hereinafter referred to as the “Borrower”),
AND
THE LENDERS IDENTIFIED ON EXHIBIT 1-2 ATTACHED HERETO (hereinafter, together with their respective successors and/or assigns, referred to individually as a “Lender” and collectively as the “Lenders”),
AND
VOYA INVESTMENT MANAGEMENT LLC, a Delaware limited liability company, having an address located at 5780 Powers Ferry Road N.W., Suite 500, Atlanta, Georgia 30327-4349, in its capacity as the administrative agent of the Lenders (hereinafter, together with its successors and/or assigns in such capacity, referred to as the “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a commercial mortgage loan facility in the aggregate original principal amount of Twenty-Four Million and 00/100 Dollars ($24,000,000.00) (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as the “Loan”); and
WHEREAS, the Lenders are willing to provide the Loan to the Borrower on the terms, conditions, and provisions set forth and contained in this Agreement and subject to the terms, conditions, and provisions of the other Loan Documents; and
    WHEREAS, the Loan is evidenced by the “Notes” (as such term is hereinafter defined); and
    WHEREAS, the Administrative Agent shall act in its capacity as the administrative and collateral agent on behalf and for the benefit of the Lenders, on the terms, conditions, and provisions more particularly set forth in this Agreement and in the Co-Lending Agreement.
    NOW, THEREFORE, IN CONSIDERATION OF THESE PREMISES AND THE MUTUAL REPRESENTATIONS, COVENANTS AND AGREEMENTS OF THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS, EACH PARTY BINDING ITSELF AND ITS SUCCESSORS AND/OR ASSIGNS, THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY COVENANT AND AGREE AS FOLLOWS:

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ARTICLE I
THE LOAN
1.1The Loan. Subject to and in accordance with the terms, conditions, and provisions of this Agreement, the Lenders agree, on a several and not on a joint basis in accordance with their respective Pro Rata Shares of the Loan, to make the Advance of Loan proceeds available to the Borrower on the Closing Date. The Borrower may not re-borrow any principal amount repaid or prepaid on the Loan.
1.2Purpose. All proceeds of the Loan disbursed to or on behalf of the Borrower pursuant to this Agreement shall be used solely (i) to pay and discharge any existing loans relating to the Mortgaged Premises, (ii) intentionally omitted, (iii) to pay costs and expenses incurred in connection with the closing of the Loan, and (iv) to the extent any proceeds remain after satisfying the foregoing clauses (i) through (iii), (a) for repayment of equity to members of Borrower, and (b) for such other lawful purposes as the Administrative Agent shall approve in writing.
1.3Notes; Payments Generally.
(i)    The Loan shall be evidenced by the Notes, representing the obligation of the Borrower to repay the unpaid and outstanding principal balance of the Loan, with interest thereon as prescribed in Section 1.5 of this Agreement, and to pay all other Indebtedness that may be outstanding from time to time in connection with the Loan and/or under the Loan Documents.
    (ii)    Unless otherwise expressly directed by the Administrative Agent in writing from time to time, the Borrower hereby agrees that payments due and owing under this Agreement, the Notes, or any other Loan Document, including, without limitation, payments of each Monthly Debt Service Payment and all other fees, charges, or other amounts due under this Agreement, the Notes, or any of the other Loan Documents, that are not otherwise payable from any Reserve expressly established pursuant to the provisions of this Agreement (hereinafter collectively referred to as the “ACH Payments”) to make any such payments shall be made through automated clearing house (“ACH”) transfers from the Borrower’s designated operating account (hereinafter referred to as the “Payment Account”) directly to the Servicer on behalf and for the benefit of the Administrative Agent and the Lenders. In furtherance of the foregoing, the Borrower hereby agrees to execute and deliver to the Servicer, within ten (10) Business Days following the Closing Date, an authorization agreement for direct payments whereby, among other things, the Servicer shall be irrevocably authorized to initiate ACH transfers from the Payment Account to the Servicer on behalf and for the benefit of the Administrative Agent and the Lenders in the amounts of the ACH Payments. The Servicer’s authorization for direct ACH transfers as hereby provided shall be irrevocable and such ACH transfers shall continue until all of the Indebtedness is paid in full. For so long as any of the Indebtedness remains outstanding, the Borrower: (a) shall not revoke the Servicer’s authority to initiate ACH transfers as hereby contemplated; (b) shall not change, modify, close, or otherwise affect the Payment Account; (c) shall cause funds to be on deposit in the Payment Account on or immediately before the due date of each ACH Payment in an amount sufficient to cover the amount of such ACH Payment; and (d) shall be responsible for all costs, expenses, or other fees and charges incurred by the Servicer, the Administrative Agent, and/or the Lenders as a result of any failed or returned ACH transfers, whether resulting from insufficient sums being available in the Payment Account or otherwise. The Borrower hereby agrees to undertake any and all required actions, execute any and all required documents, instruments, or agreements, and to otherwise do any other thing required or requested by the Administrative Agent or the Servicer from time to time in order to effectuate the requirements of this Section 1.3(ii). Notwithstanding anything contained in this Agreement to the contrary, the Administrative Agent shall have

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the right to require the Borrower, in lieu of the ACH transfers contemplated above, to make all ACH Payments by wire transfer to an account designated by the Administrative Agent in writing to the Borrower from time to time. Without limiting the foregoing, the insufficiency of funds on deposit in the Payment Account as and when any ACH Payment is due shall in no way relieve the Borrower of the obligation to make such payment as and when due pursuant to the terms, conditions, and provisions of this Agreement, the Notes, or any of the other Loan Documents, and such obligations shall be separate and independent of the Borrower’s obligations under this Section 1.3(ii) and shall not be conditioned on the occurrence of any event or circumstance whatsoever.
1.4Term. The term of the Loan shall commence on the Closing Date and shall terminate on the Maturity Date.
1.5Interest Rate. Subject to the terms, conditions, and provisions of Section 1.11(ii) of this Agreement, the Borrower shall pay interest on the outstanding principal balance of each Note at the Note Rate.
1.6Payments of Interest.
(i)Payment of Interest. Interest on the Loan for the period commencing on the Closing Date through and including the last day of the month, shall be paid on the first day of the month following the date hereof or, at the option of Administrative Agent, on the Closing Date.
(ii)Monthly Payments of Interest.    Commencing on the first Payment Date after the date of this Loan Agreement and continuing on each Payment Date thereafter, through and including the Payment Date on March 1, 2028, the Borrower shall make payments of interest-only in arrears based on the then-current Indebtedness.
1.7Payment at Maturity. Notwithstanding any term, condition, or provision of this Agreement or any of the other Loan Documents to the contrary, the entire unpaid and outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, and all fees, costs, expenses, and other amounts, if any, due and payable hereunder and under the other Loan Documents (including Protective Advances, if any) shall be due and payable in full on the Maturity Date.
1.8Prepayment
(i)    Subject to the terms, conditions, and provisions of this Section 1.8, the Borrower shall have no right to prepay all or any principal portion of the Indebtedness during the period of time commencing on the Closing Date and continuing up through and including March 31, 2026 (hereinafter such period of time shall be referred to as the “Closed Period”). Notwithstanding the foregoing to the contrary, the Administrative Agent shall consent to the Borrower’s prepayment of the principal portion of the Indebtedness in full, but not in part, during the Closed Period, provided that (a) such prepayment occurs on a regularly scheduled Payment Date, (b) not later than thirty (30) days prior to the intended date of such prepayment, the Borrower delivers written notice to the Administrative Agent that the Borrower intends to prepay the Indebtedness in full on the date specified in such notice, and (c) the Borrower pays to the Administrative Agent at the time of such prepayment, an amount (hereinafter referred to as the “Prepayment Premium”) determined by the Administrative Agent, in its sole and absolute discretion, by subtracting (1) the aggregate principal balance of the Loan outstanding as of the date of such prepayment from (2) the sum of (A) the aggregate of all scheduled monthly payments due on the Loan from and after the date of such

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prepayment to and including March 1, 2026, and (B) the amount of principal and interest that would be due and owing on April 1, 2026 (hereinafter referred to as the “Open Date”) on the Loan (assuming that the Loan was payable in full on the Open Date, that all scheduled monthly payments due on the Loan prior to the Open Date were made when due, and that the amounts described in the foregoing clauses (A) and (B) are computed on a monthly basis using an assumed fixed interest rate equal to the Note Rate in effect as of the date of such prepayment as determined by the Administrative Agent). At all times following the expiration of the Closed Period, the Borrower may prepay the Loan in full, but not in part, without the payment of any Prepayment Premium, but upon compliance with the requirements set forth in the foregoing clauses (a) and (b).
(ii)    Notwithstanding any term, condition, or provision of this Agreement to the contrary, at no time shall a Prepayment Premium be due and payable (a) in connection with a prepayment which results from the application of proceeds of any casualty insurance with respect to the insured property damage or compensation received in respect of any condemnation or other governmental taking of all or any portion of the Mortgaged Premises, in either case, when no Event of Default exists, or (b) as to any prepayment which is made after the expiration of the Closed Period. In the event the Prepayment Premium was ever construed by a court having jurisdiction thereof to be an interest payment, in no event shall the Prepayment Premium ever exceed an amount equal to the excess, if any, of (1) interest calculated at the highest applicable rate permitted by applicable Law, as construed by courts having jurisdiction thereof, on the principal balance of the Loan from time to time outstanding from the date thereof to the date of the acceleration or prepayment which gave rise to the Borrower’s obligation to pay the Prepayment Premium, less (2) interest theretofore paid and accrued on the Loan.
(iii)    If the maturity of the Indebtedness is accelerated by the Administrative Agent during the Closed Period as a consequence of the occurrence of an Event of Default or otherwise, or in the event the right to foreclose the Security Instrument shall otherwise accrue to the Administrative Agent during the Closed Period, then the Borrower agrees that an amount equal to the Prepayment Premium shall be added to the balance of unpaid principal and interest then outstanding, and that the Indebtedness shall not be discharged or deemed to have been repaid in full following such acceleration except: (a) by payment of such Prepayment Premium, together with the balance of principal and interest and all other sums then outstanding, if the Borrower tenders payment of the Indebtedness in full prior to the entry of a judicial order or judgment of foreclosure sale; or (b) by inclusion of such Prepayment Premium as a part of the Indebtedness in any such completion of a judicial order or judgment of foreclosure.
1.9Intentionally Omitted.
1.10Application of Payments. All payments on account of the Indebtedness shall be applied as follows: (i) first, to any and all unpaid fees, costs, or expenses due and owing to the Administrative Agent or to any Lender under this Agreement or any of the other Loan Documents; (ii) next, to any Protective Advances, if any, made by the Administrative Agent or by any Lender; (iii) next, to any Late Charge; (iv) next, to interest at the Default Rate on the unpaid principal balance of the Loan, to the extent applicable; (v) next, to any Prepayment Premium to the extent any Prepayment Premium is due pursuant to Section 1.8 of this Agreement; (vi) next, to interest at the Note Rate on the unpaid principal balance of the Loan, to the extent interest at the Default Rate is not otherwise applicable; (vii) next, to reduce the unpaid principal balance of the Loan; and (viii) last, to any other amount due and owing to the Administrative Agent or any Lender under the Loan Documents. Notwithstanding any term, condition, or provision of this Agreement to the contrary, during the existence of any Event of Default, the Administrative Agent may apply payments received on any amounts due and owing in connection with the Loan or under the terms of this Agreement

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or any of the other Loan Documents, in each case, in such order as the Administrative Agent shall determine, in its sole and absolute discretion.
1.11Late Charge; Default Rate.
(i)Late Charge. In the event (a) any installment of principal or interest due hereunder or (b) any payment into any Reserve or other escrow fund due and owing under this Agreement or under any of the other Loan Documents, in either case, is not paid in full on or before the fourth (4th) calendar day immediately following the calendar day on which such payment first becomes due, then the Borrower shall pay to the Administrative Agent a late charge (hereinafter referred to as the “Late Charge”) equal to four percent (4.0%) of the amount overdue or, if less, the maximum amount permitted under applicable Law in the State, in order to defray part of the cost of collection and of handling delinquent payments. The foregoing Late Charge is intended to compensate the Administrative Agent and the Lenders for the costs and expenses incident to handling any such delinquent payment and for the losses incurred by the Administrative Agent and/or the Lenders as a result of such delinquent payment. The Borrower hereby covenants and agrees that, considering all of the circumstances existing on the Closing Date, the Late Charge represents a reasonable estimate of the costs and losses the Administrative Agent and the Lenders will incur by reason of a late payment hereunder. The Borrower and the Administrative Agent hereby further acknowledge and agree that proof of actual losses would be costly, inconvenient, impracticable, and extremely difficult to fix. Acceptance of the Late Charge shall not constitute a waiver of any Event of Default arising as a result of any such payment being overdue, and shall not prevent the Administrative Agent from exercising any other rights or remedies available to the Administrative Agent hereunder or under any of the other Loan Documents.
(ii)Default Rate. During the existence of any Event of Default, the Borrower hereby promises to pay, at the Administrative Agent’s election, interest on the outstanding principal balance of the Loan at a rate per annum (hereinafter referred to as the “Default Rate”) equal to the lesser of (a) the sum of (1) the Note Rate plus (2) five percent (5.0%) or (b) the maximum interest rate permitted under applicable Law in the State. In addition, interest at the Default Rate shall accrue on the amount of any judgment rendered hereon or in connection with any foreclosure under the Security Instrument.
1.12Usury Limitation. The terms of this Agreement, the Notes, and the other Loan Documents are hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Administrative Agent or the Lenders ever exceed the highest rate of interest permissible under applicable Law in the State. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes, or any of the other Loan Documents evidencing or securing the Indebtedness at the time performance of such provision shall be due and owing shall involve the payment of interest at a rate exceeding the highest rate of interest permitted by any such applicable Law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest rate of interest permissible under such applicable Law, and if for any reason whatsoever the Administrative Agent or any Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal portion of the Indebtedness (whether or not then due and payable) and not to the payment of interest.
1.13Computation of Interest and Fees; Determinations by the Administrative Agent.

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(i)Calculations. Interest on the Loan shall be calculated on the basis of a year consisting of three hundred sixty (360) days and with twelve (12) thirty-day months, except that any such interest which is due and payable for less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily interest rate based on a 360-day year.
(ii)Determination by Administrative Agent. Each determination of an interest rate, fee, cost, indemnity payment, or other amount by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent’s statement of account, ledger, or other relevant record shall, in the absence of manifest error, as demonstrated by the Borrower, be conclusive as the statement of the amount of principal of and interest on the Loan and other amounts due and owing under this Agreement and the other Loan Documents and shall be deemed to be an “account stated.”
(iii)Conforming Changes. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the Administrative Agent shall have the right to make Conforming Changes from time to time on at least five (5) Business Days’ prior written notice to the Borrower, and any amendments implementing such Conforming Changes shall become effective upon the expiration of such five (5) Business Day period without any further action by or consent of the Borrower or any Guarantor. Any determination, decision or election that may be made by the Administrative Agent pursuant to the terms, conditions, and provisions of this clause (iii), including any determination with respect to a tenor, rate, calculation (including, without limitation, the calculation of the SOFR Rate or any Successor Rate), or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any election, will be conclusive and binding absent manifest error and will be made in the Administrative Agent’s sole and absolute discretion.
1.14Successor Rate. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), that:
(i)adequate and reasonable means do not exist for ascertaining the then-current Floating Index, including, without limitation, because the reference source used to determine the then-current Floating Index is not available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)the administrator of the then-current Floating Index or any Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the then-current Floating Index and/or reference source shall no longer be made available or be broadly used for determining the interest rate of loans; or
(iii)it shall, in its reasonable discretion, incorporate or adopt a new benchmark interest rate to replace the then-current Floating Index for loans in its portfolio similarly situated to the Loan or for loans in its portfolio that include provisions similar to that contained in this Section 1.14, then, reasonably promptly after such determination by the Administrative Agent, the Administrative Agent may amend this Agreement to replace the then-current Floating Index with a Substitute Index (including any mathematical or other adjustments to the applicable index (if any) incorporated therein by the Administrative Agent in order to ensure that the total Note Rate replicates the Administrative Agent’s underwritten Note Rate had the then-current Floating Index not been replaced

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pursuant to this Section 1.14) (hereinafter any such proposed rate shall be referred to as a “Successor Rate”), together with any proposed Conforming Changes, and any such amendment shall become effective as of the date of such amendment. Notwithstanding anything else contained herein to the contrary, any definition of Successor Rate shall provide that in no event shall such Successor Rate be less than the Floor Rate for purposes of this Agreement.
1.15Purchase and Maintenance of Interest Rate Cap. The Borrower hereby covenants and agrees to hedge the variable interest expense of the Loan at all times during the term of the Loan by the purchase and maintenance of (i) an Interest Rate Cap (hereinafter referred to as the “Initial Interest Rate Cap”) (a) with a strike price of five percent (5.00%) or such other strike price as may be agreed to in writing by the Administrative Agent, in its sole and absolute discretion, (b) with a term that runs through April 1, 2026, and (c) which otherwise satisfies the other Minimum Rate Cap Requirements (ii) an Interest Rate Cap (hereinafter referred to as the “Second Interest Rate Cap”) which satisfies the following requirements: (a) the strike price is commensurate to the then current interest rate and the Lenders’ required protections with respect thereto, (b) the term runs from the date immediately following the last day of the term of the Initial Interest Rate Cap and continues through April 1, 2027, and (c) satisfies the other Minimum Rate Cap Requirements, and (iii) an Interest Rate Cap (hereinafter referred to as the “Third Interest Rate Cap”) which satisfies the following requirements: (a) the strike price is commensurate to the then current interest rate and the Lenders’ required protections with respect thereto, (b) the term runs from the date immediately following the last day of the term of the Second Interest Rate Cap and continues through the last day of the term of the Loan, and (c) satisfies the other Minimum Rate Cap Requirements. The Borrower hereby represents and warrants to the Administrative Agent that the Initial Interest Rate Cap has been purchased as of the Closing Date. The Borrower hereby covenants and agrees with the Administrative Agent that the Second Interest Rate Cap shall be purchased no later than April 1, 2026 and that the Third Interest Rate Cap shall be purchased no later than April 1, 2027. In addition to the foregoing, the Borrower hereby confirms and agrees that the rights and interests of the Borrower in and to the Initial Interest Rate Cap have been assigned to the Administrative Agent, for the benefit of the Lenders, pursuant to the terms, conditions, and provisions of the Assignment of Interest Rate Cap Agreement and that the rights and interests of the Borrower in and to the Second Interest Rate Cap and the Third Interest Rate Cap shall be assigned to the Administrative Agent, for the benefit of the Lenders, as additional collateral security for the Loan, pursuant to the terms, conditions, and provisions of the Assignment of Interest Rate Cap Agreement.
1.16Intentionally Omitted.
1.17Intentionally Omitted.
1.18Intentionally Omitted.
ARTICLE II
INTENTIONALLY OMITTED

ARTICLE III
REPRESENTATIONS, WARRANTIES, AND COVENANTS
    The Borrower hereby represents and warrants to, and covenants and agrees with, as applicable, the Administrative Agent and the Lenders as follows:

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3.1Borrower Representations and Warranties.
(i)Organization. The Borrower is duly organized, validly existing, and in good standing under the laws of the State of Texas, and has all requisite power and authority to own and operate the Mortgaged Premises and to carry out its business as currently carried out. The Borrower is duly qualified and in good standing in the State and in all other jurisdictions where the nature of its business or the ownership of property requires such qualification. The principal place of business of the Borrower is located at 212 Lavaca Street, Suite 300, Austin, Texas 78701. The Borrower has delivered to the Administrative Agent a true, correct, and complete copy of the certificate of formation and operating agreement of the Borrower, together with any and all restatements, amendments, supplements, and modifications thereto, which are true, correct, and complete as of the Closing Date.
(ii)Compliance; Authorization. The Borrower (a) is in compliance with all Laws and legal requirements applicable to it in all material respects, and (b) has all requisite power and authority and all Permits necessary to own and operate the Mortgaged Premises and to carry on its business as now being conducted and has the necessary power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for herein and therein (including the borrowing of the Loan), all of which have been duly authorized by all proper and necessary action. No consent or approval of any Person is required as a condition to the validity or enforceability of the Security Instrument or any of the other Loan Documents, or if required the same has been duly obtained. Neither the Borrower nor its business or the Mortgaged Premises, nor any relationship between the Borrower or any other Person, nor any circumstances in connection with the execution, delivery, and performance by the Borrower of the Loan Documents, is such as to require the consent, approval or authorization of, or the filing, registration, or qualification with, any Governmental Authority on the part of the Borrower, other than those already obtained, made, or done.
(iii)No Conflict. The execution and delivery by the Borrower of the Loan Documents and compliance by the Borrower with all of the provisions thereof (a) are within the power of the Borrower and (b) will not conflict with or result in any violation of, breach of, or constitute a default under, any provision of any agreement, trust agreement, partnership agreement, operating agreement, or other instrument to which the Borrower is a party or by which the Borrower or the Mortgaged Premises may be bound, or any applicable license, judgment, decree, or other Laws applicable to the Borrower or the Mortgaged Premises.
(iv)Governmental Approval. No approval by any Governmental Authority is required as a condition to the validity or enforceability of the Security Instrument or any of the other Loan Documents or, if required, the same has been duly obtained and is in full force and effect.
(v)Loan Documents. The Loan Documents are the binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application and equitable principles relating to or affecting creditors’ rights. At the time of the execution and delivery of the Loan Documents, no event has occurred and no condition exists with respect to the Borrower, any Guarantor, or the Mortgaged Premises that constitutes a Default or an Event of Default.
(vi)Financial Statements and Other Information.

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(a)All balance sheets, statements of profit and loss, and other financial statements and data that have been given to the Administrative Agent or any of its affiliates with respect to the Borrower, any Guarantor, or the Mortgaged Premises: (1) are true, complete, and correct in all material respects; (2) accurately present the financial condition of the Borrower, such Guarantor, or the Mortgaged Premises, as applicable, and the results of their respective operations as of the dates and for the periods for which the same have been furnished; (3) have been prepared in accordance with accrual basis accounting principles (following GAAP), consistently applied, throughout the periods covered thereby; (4) disclose all known direct liabilities for the Borrower as of their respective dates, and (5) disclose all known liabilities, direct or contingent, as of their respective dates, for the Guarantor’s quarterly and annual financial statements.
(b)There has been no material adverse change in the business, properties, condition (financial or otherwise), or prospects of the Borrower, its principals, or any Guarantor, and there has been no change in the structure or ownership of the Borrower or, if applicable, any Guarantor.
(c)All information, reports, papers, and data given to the Administrative Agent or any of its affiliates with respect to the Borrower, any Guarantor, or the Mortgaged Premises, and representations and warranties of the Borrower and any Guarantor contained in the Loan Documents are true, complete, and correct in all material respects.
(vii)Ownership.
(a)A true, correct, and complete depiction of the organizational structure of the Borrower as of the Closing Date is set forth on Exhibit 3.1(vii)(a) attached hereto and made a part hereof.
(b)The Borrower is not a “foreign person” within the meaning of the Internal Revenue Code, Sections 1445 and 7701 (that is, the Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder).
(c)Neither the Borrower nor any owner of a direct or indirect interest in the Borrower constitutes as of the date of this Agreement, nor shall the Borrower or any owner of a direct or indirect interest in the Borrower constitute at any time after the date of this Agreement, a Crowdfunded Person.
(viii)Intentionally Omitted.
(ix)Special Purpose Entity.
(a)At all times during the term of the Loan, the Borrower shall remain a limited liability company, having as its only asset the Mortgaged Premises owned by the Borrower. So long as the Indebtedness is outstanding and has not been indefeasibly repaid in full, the Borrower shall be and remain a “single purpose/single asset entity”.
(b)The Borrower shall not change (or permit to be changed) the Borrower’s (1) name, (2) identity (including its trade name or names), (3) principal place of business set forth on the first page of this Agreement or, (4) the Borrower’s limited liability company structure to any

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other type of structure without notifying the Administrative Agent of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in the Borrower’s structure (including, without limitation, a Delaware LLC Division), without first obtaining the prior express written consent of the Administrative Agent. The Borrower shall execute and deliver to the Administrative Agent, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Administrative Agent to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Administrative Agent, the Borrower shall execute a certificate in form satisfactory to the Administrative Agent listing the trade names under which the Borrower intends to operate the Mortgaged Premises, and representing and warranting that the Borrower does business under no other trade name with respect to the Mortgaged Premises. For the avoidance of doubt, the Borrower shall not be a corporation.
(c)The Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Mortgaged Premises. The Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Mortgaged Premises.
(x)Bankruptcy.
(a)The Borrower has not received written notice that any of its creditors has filed a petition with respect to the Borrower pursuant to any Debtor Relief Laws.
(b)The Borrower has not (1) applied for or consented in writing to the appointment of a receiver, trustee, or liquidator of the Borrower or of the Mortgaged Premises, or of all or substantially all of the other assets of the Borrower, or (2) filed a voluntary petition in bankruptcy or admitted in writing its inability to pay its debts as they become due, or (3) made a general assignment for the benefit of creditors, or (4) filed a petition or an answer seeking a reorganization or an arrangement with creditors or to take advantage of any insolvency law, or (5) filed an answer admitting the material allegations of a petition filed against the Borrower, in any bankruptcy, reorganization, or insolvency proceeding, or (6) transferred by merger, sale, consolidation, assignment, operation of law, or otherwise all or substantially all of the assets of the Borrower.
(c)No (1) execution or attachment has been levied against the Mortgaged Premises, or (2) order, judgment, or decree has been entered by any court of competent jurisdiction on the application of a creditor adjudicating the Borrower a bankrupt or insolvent or appointing a receiver, trustee or liquidator of substantially all of the assets of the Borrower.
(xi)Litigation. Except as set forth on Exhibit 3.1(xi) attached hereto and made a part hereof, there is no litigation or proceeding pending or, to the knowledge of the Borrower, threatened against or otherwise affecting the Borrower, any Guarantor, or the Mortgaged Premises in any court or administrative agency or before any Governmental Authority or arbitration board or tribunal (whether federal, state, local, or municipal) having jurisdiction over the Borrower, any Guarantor, or the Mortgaged Premises which involves the possibility of materially and adversely affecting the Mortgaged Premises, business, prospects, profits, or condition (financial or otherwise) of the Borrower, any Guarantor, or the authority of the Borrower to enter into, or the ability of the Borrower to perform its obligations under, the

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Loan Documents, or which, in any way, could adversely affect the validity or enforceability of the Loan Documents. The Borrower is not in default with respect to any order of any court, or other Governmental Authority or in violation in any material respect of any agreement, partnership or operating agreement, or other instrument to which it is a party or by which it may be bound.
(xii)Employee Benefit Plans. As of the Closing Date, none of the investors in or owners of the Borrower is (a) an employee benefit plan as defined in Section 3(3) of ERISA (hereinafter referred to as an “Employee Benefit Plan”), (b) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code (hereinafter referred to as a “Plan”), or (c) an entity the assets of which are deemed to include plan assets (hereinafter referred to as “Plan Assets”) pursuant to Department of Labor regulation Section 2510.3-101, as modified by ERISA Section 3(42) (hereinafter referred to as the “Plan Asset Regulation”). The Borrower hereby acknowledges and agrees that the representations and warranties contained in this Section 3.1(xii) are a material inducement to the Lenders in making Advances under the Notes, without which the Lenders would be unwilling to proceed with the closing of the Loan.
(xiii)Third Party Agreements. Except as otherwise set forth on Exhibit 3.1(xiii) attached hereto and incorporated herein, there are no contracts, management agreements, or other third-party agreements with respect to the Borrower’s ownership, use, maintenance, occupancy, or management of the Mortgaged Premises which are not otherwise subject to termination with no more than thirty (30) days’ prior written notice.
(xiv)Title to Properties; Liens; Indebtedness. The Borrower (a) is the owner of a good and indefeasible leasehold estate and interest to, and is lawfully seized and possessed of, the Mortgaged Premises, free and clear of all Liens, except for Permitted Encumbrances, and (b) subject only to the Permitted Encumbrances, has the unconditional right to encumber the Mortgaged Premises by the Security Instrument and the other Loan Documents. Subject to the Permitted Encumbrances, the Borrower does hereby warrant generally and agrees to defend the Mortgaged Premises and the title thereto, whether now owned or hereafter acquired, and the lien, operation, and effect of the Security Instrument thereon against all claims and demands by any Person. The Borrower represents and warrants that it has complied in all material respects, and shall comply in all material respects at all times until the Loan is indefeasibly repaid in full, with each of the covenants, restrictions, and conditions imposed by each instrument or matter to which the Mortgaged Premises is subject, including but not limited to, each instrument and matter contained within the Permitted Encumbrances. The Borrower represents and warrants that it is not an obligor with respect to any indebtedness, including, without limitation, any mezzanine debt or subordinate debt (other than the Loan), trade debt (up to two percent (2%) of the maximum amount of the Loan), and ad valorem taxes not yet delinquent. Notwithstanding anything in the immediately preceding sentence to the contrary, the representation and warranty contained in the immediately preceding sentence does not preclude any unsecured indebtedness issued to the Borrower from its members which, in the aggregate, comprise no more than three percent (3%) of the then-outstanding unpaid principal balance of the Loan.
(xv)Payment of Taxes. All federal, state, county, and municipal tax returns and reports of the Borrower required to be filed by it have been timely filed, and all taxes and Impositions shown on such tax returns to be due and payable and all assessments, fees, and other governmental charges upon the Borrower and upon its properties, assets, income, businesses, and franchises that are due and payable have been paid when due and payable. Except for the Permitted Encumbrances, the Borrower knows of no proposed Impositions against the Borrower or the Mortgaged Premises.

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(xvi)Business Loan. The Loan is a business loan in its stated amount made solely for the purpose of carrying on the business of the Borrower and none of the proceeds of the Loan will be used for the personal, family, or agricultural purposes of the Borrower.
(xvii)Labor Disputes and Casualties. As of the Closing Date, the Mortgaged Premises is unaffected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of public enemy, or other casualty (whether or not covered by insurance).
(xviii)Leases.
(a)The rent roll attached hereto as Exhibit 3.1(xviii)(a) and incorporated herein by this reference (hereinafter referred to as the “Rent Roll”) is true, complete, and correct with respect to the Leases in effect with respect to the Mortgaged Premises as of the Closing Date. The Borrower hereby further certifies to the Administrative Agent and the Lenders that there are no other Leases affecting the Mortgaged Premises as of the date of this Agreement except as set forth on the Rent Roll.
(b)The liability of the Borrower for the return of tenants’ security deposits and interest shown on the Rent Roll is accurately set forth in the Leases.
(c)Each of the Leases for the Mortgaged Premises submitted by the Borrower to the Administrative Agent is true, complete, and correct, there are no amendments or modifications thereto except as previously delivered to the Administrative Agent, and such Leases constitute all of the Leases which cover all or any portion of the Mortgaged Premises.
(d)Except as set forth in Exhibit 3.1(xviii)(d) attached hereto and made a part hereof, each of the Leases for the Mortgaged Premises is in full force and effect, no default with respect to any Lease has been declared by any party thereto and the Borrower has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by any party thereto.
(e)Except as expressly set forth on the Rent Roll with respect to the Mortgaged Premises, each tenant under the Leases is in occupancy as of the Closing Date, and is paying rent on a current basis with no right to any rental offsets or claims, and no rent has been prepaid other than as permitted under the terms of the applicable Lease.
(f)Except as set forth and shown on Exhibit 3.1(xviii)(f) attached hereto and made a part hereof, the Borrower has received no requests for any concessions from, or granted any concessions to, any tenant of the Mortgaged Premises within the thirty (30) day period immediately preceding the Closing Date.
(xix)Personal Property Collateral Matters.
(a)Name and Organization. The Borrower’s name as it appears in official filings in the State, its type of organization, its organization number provided by the applicable Governmental Authority, and its principal place of business are set forth on Exhibit 3.1(xix)(a) attached hereto and made a part hereof. Neither the Borrower nor any predecessor of the Borrower (by merger or otherwise) has, within the four-month period preceding the Closing Date, had a

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different name from the name of such Person listed on the signature pages hereof, except as set forth on said Exhibit 3.1(xix)(a).
(b)First Priority Lien. The Security Instrument creates a valid first priority Lien on and security interest in and to the Mortgaged Premises in favor of the Administrative Agent, for the benefit of the Lenders, securing the Indebtedness, which Lien and security interests have been duly perfected and are prior to all other Liens, except for Permitted Encumbrances. Upon proper filing of the Collateral Documents, all filings and other actions necessary or desirable to perfect and protect such security interest in favor of the Administrative Agent have been duly made and taken.
(c)Personal Property. Except as set forth on Exhibit 3.1(xix)(c) attached hereto and incorporated herein, there is no personal property owned by the Borrower and located at the Mortgaged Premises or stored elsewhere in connection with the Mortgaged Premises.
(xx)Flood Areas; Filled Land. Except as reflected on the survey that the Borrower provided to the Administrative Agent in connection with the closing of the Loan, the Mortgaged Premises is not located in an “area of special flood hazard”, as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973). No portion of the Mortgaged Premises consists of, and no portion of the Improvements will be located on, filled in land.
(xxi)Accuracy of Information. No financial or other information, exhibit, or report furnished to the Administrative Agent, any of its affiliates, and/or the Lenders by or on behalf of the Borrower or any Guarantor for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, in the case of any document not furnished by them) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made. Neither this Agreement nor any other Loan Document furnished by the Borrower in connection with the Loan contains any untrue or misleading statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. There is no fact which the Borrower has not disclosed to the Administrative Agent in writing which materially and adversely affects, nor, so far as the Borrower can now reasonably foresee, is reasonably likely to affect, materially and adversely the business, or the operation and use of the Mortgaged Premises, or the performance by the Borrower under the Loan Documents.
(xxii)Utilities. All utility services necessary for the ownership of the Improvements and the operation and use of the Improvements for their intended purpose are available at the boundaries of the Land, including water supply and sanitary and storm sewer facilities and gas, electric, and telephone facilities (except that as a part of storm water runoff there is a valid, permanent easement in favor of the Borrower that gives the Borrower the right to utilize an off-site storm water detention pond).
(xxiii)Subdivision; Separate Assessment; Zoning; Parking. The Mortgaged Premises is covered by tax identification numbers which do not include any other property and may be leased, transferred, or mortgaged without the approval of any Governmental Authority having jurisdiction to regulate or control subdivision or land development. The Land is assessed separately from all other lands for purposes of ad valorem taxation. All requirements of every Governmental Authority pertaining to the Land and the Improvements, including, without limitation, zoning, have been complied with. The present zoning classification affecting the Mortgaged Premises permits the present and, if different, the intended

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use of the Land. No variances, reliance on adjacent property, or special exception is required for the Improvements (except that as a part of storm water runoff there is a valid, permanent easement in favor of the Borrower that gives the Borrower the right to utilize an off-site storm water detention pond). If all or any part of the Improvements are damaged or destroyed, the Improvements can, under presently applicable Laws, be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist without violating any zoning or other ordinances presently applicable thereto and without the necessity of obtaining any variances or other relief from local Laws. Neither the zoning classification of the Mortgaged Premises nor any other right to construct, use, or operate any Improvements on the Land is in any way dependent upon or related to any real estate other than the Land (except for the off-site storm water detention pond). The Land contains such parking spaces as are required by applicable Law and all Leases or subleases of the Land, and the Borrower shall take no action to reduce the number of parking spaces to be less than the amount sufficient to meet such requirements.
(xxiv)Sanctions in Connection With Anti-Corruption Laws, Anti-Money Laundering Laws, and Anti-Terrorism Laws.
(a)No Person within the Borrowing Group is: (1) a Sanctioned Person; (2) owned or controlled by or is acting for or on behalf of a Sanctioned Person; (3) a Person who is affiliated or associated with a Sanctioned Person; (4) under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; (5) a Person with which the Administrative Agent or any of the Lenders is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (6) a Person that commits, threatens, or conspires to commit or supports “terrorism” (as such term is defined in Executive Order No. 13224), (7) a Person who conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, or (8) a Person who deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Laws. Each Person within the Borrowing Group: (A) is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws, and Anti-Terrorism Laws; (B) is not, and has not been, under administrative, civil or criminal investigation; and (C) has not received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Anti-Terrorism Laws.
(b)The proceeds of the Loan will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Law, regulation, order or directive enforced by any Compliance Authority and the funds used to repay the Loan shall not be derived from any unlawful activity under any Anti-Corruption Laws, Anti-Money Laundering Laws, or Anti-Terrorism Laws.
3.2Maintenance, Repair and Restoration of Improvements; Payment of Prior Liens, etc. The Borrower shall: (i) promptly repair, restore, or rebuild (or cause an applicable tenant to repair, restore or rebuild) the Improvements now or hereafter on the Mortgaged Premises which may become damaged or be destroyed, such Improvements to be of at least equal value and substantially the same character as prior to such damage or destruction; (ii) keep the Mortgaged Premises in good condition and repair, without waste, and free from mechanics’ liens or other Liens or claims for Lien (except the lien of current general taxes duly levied and assessed but not yet due and payable); (iii) immediately pay when due or within any applicable grace period any indebtedness which may be secured by a Lien on the Mortgaged Premises (no such Lien, except for current general taxes duly levied and assessed but not yet payable, to be permitted

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hereunder), and upon request exhibit satisfactory evidence to the Administrative Agent of the discharge of such Lien; (iv) complete (or cause to be completed) within a reasonable time any Improvements now or at any time in process of erection upon the Land; (v) comply with all requirements of Law (including, without limitation, pollution control and environmental protection laws and laws relating to the accommodation of persons with disabilities), ordinance or other governmental regulation in effect from time to time affecting the Mortgaged Premises and the use thereof, and covenants, easements, and restrictions of record with respect to the Mortgaged Premises and the use thereof; (vi) not make any material alterations in the Mortgaged Premises without the prior express written consent of the Administrative Agent (other than finish out improvements or construction of improvements under Leases entered into in compliance with the Loan Documents); (vii) not suffer or permit any material change in the general nature of the use of the Mortgaged Premises, without the prior express written consent of the Administrative Agent; (viii) not initiate or acquiesce in any zoning reclassification or variance with respect to the Mortgaged Premises without the prior express written consent of the Administrative Agent; and (ix) pay each item of Indebtedness when due according to the terms hereof or of the Notes.
Notwithstanding anything contained herein to the contrary, the Borrower shall not be required to pay or discharge any Lien or Imposition of the nature referred to in this Section 3.2 or in Section 3.3 below so long as, after prior written notice to the Administrative Agent, the Borrower shall in good faith contest the same or the validity thereof by appropriate legal proceedings, promptly initiated and conducted with due diligence and/or bonding over such Lien in accordance with the Texas Property Code, which proceedings or bond shall operate to prevent the collection of the Lien or Imposition so contested and the sale of the Mortgaged Premises, or any part thereof, to satisfy any obligation arising therefrom, provided that (a) no Event of Default exists at the time of such contest or occurs during the prosecution thereof occurred and remains uncured; (b) neither the Mortgaged Premises nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled, or lost; (c) the Borrower shall promptly, upon final determination thereof, pay, or cause to be paid, the amount of any such Lien or Imposition, together with all costs, interest and penalties which may be payable in connection therewith; (d) such proceeding or bond shall suspend the collection of such contested Lien or Imposition from the Mortgaged Premises; and (e) unless the Borrower records the bond for the Lien in accordance with the Texas Property Code, the Borrower shall furnish such security as may be required in the proceeding, or deliver to the Administrative Agent such reserve deposits as may be requested by the Administrative Agent (over sums already on deposit) as required to insure the payment of any such Lien or Imposition, together with all interest and penalties thereon, and to prevent any sale or forfeiture of the Mortgaged Premises by reason of such nonpayment, failure of performance, or contest by the Borrower. Notwithstanding the provisions of this paragraph to the contrary, the Borrower shall (and if the Borrower shall fail so to do, the Administrative Agent may, but shall not be required to,) pay any such Lien or Imposition notwithstanding such contest if in the sole judgment of the Administrative Agent, the Mortgaged Premises or any portion thereof or interest therein shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related Lien or Imposition unless a bond is recorded for such Lien in accordance with the Texas Property Code.
3.3Payment of Taxes. Subject to the second paragraph of Section 3.2 above, unless otherwise paid by the Borrower in accordance with Section 6.2 of this Agreement, the Borrower shall pay, at least twenty (20) days before any delinquency or any penalty or interest attaches, all Impositions of any nature whatsoever when due, and shall, upon written request, furnish to the Administrative Agent duplicate receipts therefor.
3.4Insurance.

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(i)Until the Indebtedness is fully and indefeasibly repaid in full, the Improvements and all fixtures, equipment, and property therein contained or installed shall be kept unceasingly insured against loss and damage by such hazards, casualties and contingencies in such amounts and for such periods as may from time to time be required by the Administrative Agent. All insurance shall be written in policies, and by insurance companies, approved by the Administrative Agent which approval shall not be unreasonably withheld so long as an A.M. Best Key Rating Guide Class of at least A- XII is maintained and the policies otherwise conform to the terms hereof. No policy of insurance shall contain a co-insurance clause or other clause limiting the amount of coverage under any conditions. All policies of insurance and renewals thereof shall contain standard noncontributory mortgagee loss payable clauses to the Administrative Agent and any participating lender and shall provide for at least thirty (30) days prior written notice of cancellation, termination, modification, or non-renewal to the Administrative Agent, as well as a waiver of subrogation endorsement, all as required by the Administrative Agent, in form and content acceptable to the Administrative Agent. In addition to, and not in any way in lieu of, the foregoing, the Borrower shall provide the Administrative Agent with at least twenty (20) days prior written notice of the cancellation, termination, modification, or non-renewal of any policies of insurance maintained by or on behalf of the Borrower under this Section 3.4. Originals of all policies (or certified copies thereof), together with original Acord 28 (as to the property insurance only) and Acord 25 (as to the liability insurance only) certificates of insurance with respect to such policies, shall be delivered to the Administrative Agent, together with evidence that all premiums with respect thereto have been fully paid, at least thirty (30) days prior to the expiration of the existing policies until all sums hereby secured are fully paid. The Administrative Agent and any participating lender shall be named as first mortgagee/lender loss payee, as to any property or casualty insurance policies, and as additional insured, as to any liability insurance policies. The Borrower covenants and agrees to pay promptly when due all premiums for said insurance throughout the term of the Loan. Upon written request by the Administrative Agent, the Borrower shall furnish the Administrative Agent evidence of the replacement cost of the Improvements. In case of a sale pursuant to a foreclosure of the Security Instrument or other transfer of title to the Mortgaged Premises and extinguishment of the Indebtedness, complete title to all policies, other than liability insurance policies, held by the Administrative Agent and all prepaid or unearned premiums thereon shall pass to and vest in the purchaser or grantee. None of the Lenders or the Administrative Agent shall, by reason of accepting, rejecting, approving, or obtaining insurance, incur any liability for payment of losses.
(ii)Without in any way limiting the generality of the foregoing, the Borrower covenants and agrees to maintain or cause to be maintained insurance coverage on the Mortgaged Premises which shall include: (a) physical hazard insurance on an “all risks” basis with a Replacement Cost Endorsement, an Increased Cost of Construction Endorsement, and an Agreed Amount Endorsement, covering the perils of fire, flood (if in a flood hazard zone), earthquakes (if in an earthquake zone), equipment breakdown/boiler and machinery (to include major components of HVAC systems, if not already included in the above coverage, and such other equipment as the Administrative Agent may require), windstorm, terrorism, and such other perils as the Administrative Agent may require, and extended coverage in an amount at least equal to the amount of the Loan and not less than the full replacement cost of the Improvements and the personal property collateral (“full replacement cost” shall mean the cost of replacing the Improvements and the personal property collateral without deduction for physical depreciation); (b) commercial general liability insurance covering claims for bodily injury, death and property damage in an amount which the Administrative Agent may reasonably require and sufficient to satisfy all Lease requirements; (c) rental interruption insurance insuring against loss arising out of the perils insured against in the policy or policies referred to in clause (a) above, in an amount equal to not less than gross revenue from the Mortgaged Premises for twelve (12) months from the operation and rental of all Improvements now or hereafter forming part of the Mortgaged Premises, based upon one hundred percent

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(100%) occupancy of such Improvements, less any allocable charges and expenses which do not continue during the period of restoration and naming the Administrative Agent, in a standard mortgagee loss payable clause thereunder; (d) flood insurance (if in a flood hazard zone); (e) earthquake insurance (if in an earthquake zone); (f) terrorism insurance (if required by the Administrative Agent); (g) Ordinance & Law coverage, including “Coverage A” (Loss to the undamaged portion of the Mortgaged Premises), “Coverage B” (Demolition and Debris removal of the undamaged portion of the Mortgaged Premises), and “Coverage C” (increased cost of construction endorsement) in such amounts as the Administrative Agent may require; and (h) such other insurance that may be reasonably required from time to time by the Administrative Agent.
(iii)The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder.
3.5Adjustment of Losses with Insurer and Application of Proceeds of Insurance.
(i)In case of loss or damage by fire, windstorm, flood, or other casualty, the Borrower shall immediately give the Administrative Agent and the insurance companies that have insured against such risks written notice of such occurrence.
(ii)In case of loss or damage by fire, windstorm, flood, or other casualty, the Borrower shall, if no Event of Default then exists, have the sole and exclusive right to settle, compromise, or adjust any claim under, and receive, for the purpose of rebuilding and restoration, the proceeds arising from any and all losses payable under, insurance policies to the extent the amount thereof does not exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (hereinafter referred to as the “Threshold Amount”), and all claims for losses in excess of said Threshold Amount shall be settled, compromised, or adjusted only with the mutual agreement of the Borrower and the Administrative Agent and the proceeds paid as hereinafter provided. In the event insurance proceeds in excess of the Threshold Amount are payable or if an Event of Default exists, then, in either of such events, the Administrative Agent is hereby authorized to collect and receive any such insurance proceeds. Insurance proceeds collected by the Administrative Agent as aforesaid, after deducting therefrom any expenses incurred in the collection thereof, shall, if requested by the Borrower in writing within thirty (30) days after the proceeds of insurance covering such damage or destruction become available, be made available to the Borrower for the purpose of paying the cost of rebuilding or restoring of the Improvements if (a) the Mortgaged Premises, in the Administrative Agent’s sole and absolute discretion, is capable of being restored to that condition which existed immediately prior to the damage or loss in all material respects, (b) the insurance proceeds, together with all other funds which are provided by the Borrower, are sufficient to restore the Mortgaged Premises, (c) the Administrative Agent determines that income from the Mortgaged Premises shall not be materially affected following the completion of such restoration or rebuilding, and (d) no Default and no Event of Default then exists. In the event that the Administrative Agent makes said proceeds available to the Borrower to pay the cost of rebuilding or restoring of the Improvements, such proceeds shall be made available in the manner and under the conditions that the Administrative Agent may reasonably require to assure proper application of such proceeds. In the event such insurance proceeds are made available by the Administrative Agent, the Borrower shall pay all costs and expenses incurred by the Administrative Agent or by any of the Lenders, in each case, in connection with the application of such insurance proceeds (including, but not limited to, any costs incurred by the Administrative Agent, any of the Lenders, or a title company or agent approved by the Administrative Agent in overseeing the disbursement of such insurance proceeds). The Improvements shall be restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction. If the projected cost of rebuilding, repairing, or

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restoring of such Improvements exceeds the Threshold Amount, then insurance proceeds shall not be made available to the Borrower unless and until the Administrative Agent has approved plans and specifications for the proposed rebuilding and restoration. If the proceeds are to be made available by the Administrative Agent to the Borrower to pay the cost of said rebuilding or restoration, any surplus which may remain out of said insurance proceeds after payment of the costs of rebuilding or restoring the Mortgaged Premises shall, at the option of the Administrative Agent be applied on account of the Indebtedness or be paid to any party entitled thereto under such conditions as the Administrative Agent may reasonably require. No interest shall be allowed to the Borrower on any proceeds of insurance held by the Administrative Agent.
(iii)In the event proceeds of insurance are not required to be made available to the Borrower for the purpose of paying the costs and expenses of the rebuilding or restoring of the Improvements, the Administrative Agent after deducting the costs of any collection, adjustment, and compromise, shall apply such insurance proceeds to the Indebtedness in accordance with the terms of this Agreement, provided that any amount so applied by the Administrative Agent in reduction of the outstanding principal balance of the Loan shall be credited to installments of principal in the inverse order of their maturity but no such application shall delay or postpone any installment payment of principal and interest under the Loan.
3.6Leasing Restrictions.
(i)The Borrower hereby expressly acknowledges and agrees that all Leases, and all amendments, modifications, renewals, and extensions of any Lease, in each case, entered into after the Closing Date, must satisfy the Leasing Requirements applicable to such Leases. Without limiting the generality of the foregoing, the Borrower shall not enter into any Major Commercial Lease, or any amendment, modification, renewal, or extension of any Major Commercial Lease, without in each case obtaining the prior express written approval thereof from the Administrative Agent. All Leases, and any modifications, renewals and extensions of such Leases, that meet the Leasing Requirements and that are not Major Commercial Leases may be executed by the Borrower without obtaining the prior express written consent of the Administrative Agent.
(ii)Upon the Administrative Agent’s reasonable determination that the Administrative Agent requires a copy of any Lease or any amendment, modification, renewal, or extension thereof, the Borrower agrees to deliver a fully-executed copy of such Lease, or such amendment, modification, renewal, or extension thereof, promptly upon the written request of the Administrative Agent.
(iii)The Borrower shall not, without the prior express written consent of the Administrative Agent: (a) execute an assignment or pledge of any Rents and/or any Leases (other than the Assignment of Leases); or (b) accept any prepayment of any installment of any Rents more than one (1) month before the due date of such installment, and in any event no more than one (1) month in advance of the then current month.
(iv)The Borrower, at its sole cost and expense, shall: (a) at all times promptly and faithfully abide by, discharge, and perform all covenants, conditions, and agreements contained in all Leases, on the part of the landlord thereunder to be kept and performed in all material respects; (b) enforce or secure the performance of all covenants, conditions, and agreements of the Leases on the part of the tenants to be kept and performed, (c) not cancel, terminate, or accept surrender of any Lease without the prior express written consent of the Administrative Agent; (d) appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with any of the Leases or any of the obligations,

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duties, or liabilities of landlord or of the tenants thereunder; (e) during the continuance of any Event of Default, upon written request of the Administrative Agent, transfer and assign to the Administrative Agent, any Lease or Leases heretofore or hereafter entered into, and make, execute, and deliver to the Administrative Agent upon demand, any and all instruments required to effectuate said assignment; (f) furnish the Administrative Agent, within ten (10) days after a request by the Administrative Agent so to do, a written statement containing the names of all tenants and the terms of all Leases, including the spaces occupied and the rentals payable thereunder; and (g) exercise, within five (5) days of any demand therefor by the Administrative Agent, any right to request from the tenant under any Lease an estoppel certificate with respect to the status of such Lease.
(v)Nothing in this Agreement or in any of the other Loan Documents shall be construed to obligate the Administrative Agent, expressly or by implication, to perform any of the covenants of the Borrower as landlord under any of the Leases assigned to the Administrative Agent, or to pay any sum of money or damages therein provided to be paid by the landlord, each and all of which covenants and payments the Borrower hereby covenants and agrees to perform and pay.
(vi)Unless approved by the Administrative Agent in writing, the Borrower shall not permit any Lease or any part thereof to become subordinate to any Lien other than (a) the Lien of the Collateral Documents hereof and liens in favor of the Administrative Agent, (b) ad valorem tax liens, (c) liens securing payment of owners’ association assessments, and (d) any pledge by a tenant under its Lease to its franchisor.
(vii)The Borrower shall not (a) conduct directly any on-site dry cleaning operations on any portion of the Mortgaged Premises, (b) enter into any new Lease or amend or modify any existing Lease that would permit any tenant to commence any on-site dry cleaning operations on any portion of the Mortgaged Premises that are not currently being conducted as of the Closing Date, and (c) permit any tenant to conduct any on-site dry cleaning operations on any portion of the Mortgaged Premises that (1) are not currently permitted under or pursuant to the provisions of the tenant’s existing Lease or (2) are in violation of any applicable Law or governmental regulation. Any tenant which is currently operating an on-site dry cleaning operation on any portion of the Mortgaged Premises pursuant to a right contained in its existing Lease may continue to do so, but only to the extent permitted in such Lease and only so long as such operation is conducted in accordance with the requirements of applicable Law and governmental regulation. Nothing in this Section 3.6(vii) shall be deemed to be a consent or approval by the Administrative Agent or by any of the Lenders of any environmental condition at the Mortgaged Premises that may have been caused by the operation of any on-site dry cleaning operation, or as a waiver by the Administrative Agent or any of the Lenders, in each case, of any of its rights under Article V hereof or under the Environmental Indemnity.
(viii)In the event of the enforcement by the Administrative Agent of the remedies provided for by Law or by this Agreement or any of the other Loan Documents, the lessee under each Lease of the Mortgaged Premises shall, at the option of the Administrative Agent, attorn to any person succeeding to the interest of the Borrower as a result of such enforcement and shall recognize such successor in interest as landlord under such Lease without change in the terms or other provisions thereof; provided, however, that said successor in interest shall not be bound by any payment of rent or additional rent for more than one (1) month in advance or any amendment or modification to any Lease made without the prior express written consent of the Administrative Agent or said successor in interest. Each such lessee, upon request by said successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

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(ix)The Administrative Agent shall have the option to declare the Loan in default upon the occurrence of a default of the Borrower, as landlord, under any Lease for the Mortgaged Premises, unless such default is cured by the Borrower pursuant to the terms of the Lease and within any applicable grace, notice, or cure period contained therein, or unless such default would not permit the tenant to terminate the Lease.
(x)Without in any way limiting the requirement of the prior express written approval of the Administrative Agent hereunder, any sums received by the Borrower in consideration of any termination (or release or discharge of any tenant or any guarantor of any tenant) of any Lease within the Mortgaged Premises shall be deposited with and held by the Administrative Agent and, provided no Event of Default exists, shall be made available to the Borrower for the payment of tenant improvement costs and leasing commissions to re-let the applicable vacated space and any such sums received by the Borrower shall be held in trust by the Administrative Agent for such purpose. Any such amounts which are not used to pay tenant improvement costs and leasing commissions in connection with the re-letting of such space within a reasonable period of time after the receipt thereof may, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent, without the payment of any otherwise applicable Prepayment Premium (provided no Event of Default then exists), to reduce the then outstanding principal amount of the Indebtedness.
3.7Inspection. The Administrative Agent and any Lender shall, upon reasonable prior notice to the Borrower, have the right to inspect the Mortgaged Premises at all reasonable times and access thereto shall be permitted for that purpose, provided that during the continuance of an Event of Default or in the event of an emergency, no such prior notice need be provided by the Administrative Agent or any Lender to the Borrower or to any other Person.
3.8Condemnation. The Administrative Agent may, at its option, in its own name (i) appear or proceed in any condemnation proceeding, and (ii) make any compromise or settlement thereof, provided that so long as the Borrower promptly prosecutes any compromise or settlement thereof, the Borrower shall be permitted to control any such compromise or settlement proceeding with the result thereof being subject to the prior express written approval of the Administrative Agent. The Borrower shall give the Administrative Agent immediate written notice of the initiation of any condemnation proceeding and a copy of every pleading, notice, and other items served on the Borrower in any such condemnation proceeding. The Borrower hereby assigns, transfers, and sets over to the Administrative Agent the entire proceeds of any award or any claim for damages for the Mortgaged Premises taken or damaged under the power of eminent domain or by condemnation. The Administrative Agent may elect, in the Administrative Agent’s sole and absolute discretion, to apply the proceeds of the award upon or in reduction of the Indebtedness, whether due or not, or to make said proceeds available for the restoration or rebuilding of the Mortgaged Premises. In the event that the Administrative Agent elects, in its sole and absolute discretion, to make said proceeds available to reimburse the Borrower for the cost of the rebuilding or restoration of the Improvements, such proceeds shall be made available in the manner and under the conditions that the Administrative Agent may require. In any event, the Improvements shall be restored or rebuilt in accordance with plans and specifications to be submitted to and approved by the Administrative Agent prior to the commencement of any such rebuilding or restoration. If the proceeds are made available by the Administrative Agent to reimburse the Borrower for the cost of said rebuilding or restoration, any surplus which may remain out of said award after the payment in full of such cost of rebuilding or restoration shall, at the option of the Administrative Agent, be applied on account of the Indebtedness or be paid to any party entitled thereto. No interest shall be allowed to the Borrower on the proceeds of any award held by the Administrative Agent.

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3.9Books and Records. The Borrower hereby covenants and agrees that it shall keep and maintain books and records of account, or cause books and records of account to be kept and maintained in which full, true, and correct entries shall be made of all dealings and transactions relative to the Mortgaged Premises, which books and records of account shall, at reasonable times during business hours and on reasonable notice, be open to inspection by the Administrative Agent’s accountants and other duly authorized representatives. Such books of record and account shall be kept and maintained in accordance with accrual basis accounting principles (following GAAP), consistently applied.
3.10Financial Information.
(i)The Borrower hereby covenants and agrees to furnish, or cause to be furnished, to the Administrative Agent the following financial reports:
(a)annually, within ninety (90) days following the end of each calendar year during the term of the Loan, unaudited annual financial reports, which shall be correct, complete, and accurate as of the date of such reports, prepared in accordance with accrual basis accounting principles (following GAAP), consistently applied, including balance sheets, income statements, and cash flow statements covering the operation of the Mortgaged Premises and the Borrower for the previous calendar year, and a current Rent Roll for the Mortgaged Premises, delivered to the Administrative Agent by an Authorized Person;
(b)if requested by the Administrative Agent, quarterly, within forty-five (45) days after the last day of each of the four calendar quarters in each calendar year, unaudited quarterly financial reports, which shall be correct, complete, and accurate as of the date of such reports, prepared in accordance with accrual basis accounting principles (following GAAP), consistently applied, including balance sheets, income statements, and cash flow statements covering the operation of the Mortgaged Premises and the Borrower for the previous calendar quarter and a current Rent Roll for the Mortgaged Premises, delivered to the Administrative Agent by an Authorized Person; and
(c)if requested in writing by the Administrative Agent for a particular calendar month or for a successive number of calendar months, monthly, within thirty (30) days after the later to occur of (1) the date of the applicable request from the Administrative Agent and (2) the first day of the calendar month immediately following the calendar month for which the Administrative Agent’s request is made, a balance sheet of the Borrower as of the end of the applicable calendar month, income statements and cash flow statements covering the operation of the Mortgaged Premises and the Borrower during the applicable calendar month, a current Rent Roll for the Mortgaged Premises, and a report of tenant delinquencies at the Mortgaged Premises, which reports shall be correct, complete, and accurate as of the date of such reports, delivered to the Administrative Agent by an Authorized Person; and
(d)if at any time during the term of the Loan an event occurs that causes there to be (1) a new Key Sponsor and/or (2) the ownership interests of any Guarantor to fall below those interests held by such Guarantor on the Closing Date, the Borrower shall promptly deliver to the Administrative Agent, within ten (10) days following the occurrence of such event, an updated organizational chart with respect to the Borrower, in form, substance, and detail acceptable to the Administrative Agent, which organizational chart shall, among other things, (A) reflect any Permitted Transfers that have occurred, (B) specify each then-current Key Sponsor and each such

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Key Sponsor’s then-current aggregate ownership interest in the Borrower, (C) specify each Guarantor’s then-current aggregate ownership interest in the Borrower, and (D) be true, correct, and complete as of the date of such chart.
(ii)The Administrative Agent shall have the right at any time and from time to time to request such additional financial information as the Administrative Agent determines is necessary or appropriate, including, without limitation, updated Rent Rolls for the Mortgaged Premises for purposes of monitoring current leasing activities at the Mortgaged Premises.
(iii)If the Borrower omits to deliver as required any report or statement required by this Section 3.10, and said omission is not cured by the Borrower within thirty (30) days after written notice of such omission has been given by the Administrative Agent to the Borrower, the Administrative Agent may elect, in addition to exercising any other remedy for the occurrence of an Event of Default as provided for in this Agreement and the other Loan Documents, to make an audit of all books and records of the Borrower including its bank accounts which in any way pertain to the Mortgaged Premises and to prepare the statement or statements which the Borrower failed to procure and deliver. Such statement or statements shall be prepared by an independent certified public accountant to be selected by the Administrative Agent. The Borrower shall pay all costs and expenses of such audit and other services, which expenses shall be secured by the Collateral Documents as additional Indebtedness and shall be immediately due and payable with interest thereon at the Default Rate.
3.11ERISA. The Borrower hereby represents, warrants, and agrees that at all times during the term of the Loan, the assets of the Borrower shall not be deemed to include or hold an Employee Benefit Plan, a Plan, or Plan Assets. If, at any time during the entire term of the Loan, any of the investors in or owners of the Borrower shall include an Employee Benefit Plan, a Plan, or Plan Assets, the Borrower shall, as soon as is reasonably possible following an investment by such plan or entity, provide the Administrative Agent with an opinion of counsel reasonably satisfactory to the Administrative Agent indicating that the assets of the Borrower are not deemed to include Plan Assets pursuant to the Plan Asset Regulation. In lieu of such opinion, the Administrative Agent may, in its sole and absolute discretion, accept such other assurances from the Borrower as are necessary to satisfy the Administrative Agent, in its sole and absolute discretion, that the assets of the Borrower do not include an Employee Benefit Plan, a Plan, or Plan Assets and are not deemed to include an Employee Benefit Plan, a Plan, or Plan Assets pursuant to the Plan Asset Regulation. Notwithstanding the foregoing to the contrary, any Permitted Transfer shall be subject to compliance with the terms, conditions, and provisions of this Section 3.11. Any Permitted Transfer that would violate any of the terms, conditions, or provisions of this Section 3.11 or otherwise cause any of the Loan Documents or the Indebtedness to be characterized as a prohibited transaction under ERISA shall be prohibited. The Borrower shall notify the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 3.11 and any breach of this Section 3.11 shall be an immediate Event of Default, without any grace, notice, or cure period.
3.12OFAC.
(i)OFAC Compliance. The Administrative Agent hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act and the Administrative Agent’s policies and practices, the Administrative Agent is required to obtain, verify, and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Administrative Agent to identify the Borrower in accordance with the USA Patriot Act. The Borrower hereby represents and covenants that it is not and will not become a Person

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(hereinafter individually referred to as a “Prohibited Person” and collectively as “Prohibited Persons”) listed on the OFAC List or otherwise subject to any other prohibitions or restriction imposed by any Laws administered by OFAC (hereinafter referred to collectively as the “OFAC Rules”). The Borrower hereby further represents and covenants that it (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) is not otherwise associated with and will not become associated with a Prohibited Person, (d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism or a Prohibited Person. The Borrower shall immediately notify the Administrative Agent if it has knowledge that any Guarantor or any member or beneficial owner of the Borrower or any member of the Borrowing Group is or becomes a Prohibited Person or (1) is indicted on or (2) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. The Borrower will not enter into any Lease, occupancy, or any other transaction or undertake any activities related to the Loan in violation of the Anti-Money Laundering Laws. The Borrower shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules, any Anti-Money Laundering Laws, any Anti-Terrorism Laws, or any Anti-Corruption Laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules, Anti-Money Laundering Laws, Anti-Terrorism Laws, or Anti-Corruption Laws, (C) provide information as the Administrative Agent may require from time to time to permit the Administrative Agent to satisfy its obligations under the OFAC Rules, Anti-Money Laundering Laws, Anti-Terrorism Laws, or Anti-Corruption Laws, and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. The Borrower shall immediately notify the Administrative Agent if any tenant becomes a Prohibited Person or (x) is convicted of, (y) pleads nolo contendere to, (z) is indicted on, or (aa) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
(ii)Sanctions. No Person within the Borrowing Group shall: (a) use any of the Loan proceeds for the purpose of: (1) providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person; or (2) providing financing to or otherwise funding any transaction which would be prohibited by Sanctions or would otherwise cause the Administrative Agent, the Lenders, or the Borrower, or any Person affiliated with the Administrative Agent, the Lenders, or the Borrower, to be in breach of any Sanction; or (b) fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause the Administrative Agent, the Lenders, or the Borrower, or any Person affiliated with the Administrative Agent, the Lenders, or the Borrower, to be in breach of any Sanction. The Borrower shall notify the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section 3.12 and any breach of this Section 3.12 shall be an immediate Event of Default, without any grace, notice, or cure period.
(iii)Compliance Procedures. The Borrower has implemented procedures, and will consistently apply those procedures, to ensure the representations and warranties set forth in Section 3.1(xxiv) and in this Section 3.12 remain true and correct at all times and the Borrower at all times complies with all of the Borrower’s covenants and agreements set forth in this Section 3.12.
3.13Maintenance of Permits and Governmental Approvals. The Borrower shall at all times during the term of the Loan (i) maintain in full force and effect all Permits and Governmental Approvals, franchises, authorizations, and other rights necessary for the operation of its business and the operation of the Mortgaged Premises or any work being done at the Mortgaged Premises, and, in the case of any such work, promptly provide copies of any applicable Permits or Governmental Approvals to the Administrative Agent, and (ii) notify the Administrative Agent in writing, promptly after learning thereof, of the

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suspension, cancellation, revocation, or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke, or discontinue any such Permit or Governmental Approval.
3.14Use of Mortgaged Premises. The Borrower shall not change the use of the Mortgaged Premises from the general retail shopping center use as of the Closing Date. Without the Administrative Agent’s prior express written consent, the Borrower shall not (i) initiate or acquiesce in a change in the plat of subdivision, zoning classification, or use of the Mortgaged Premises, or (ii) subject all or any portion of the Mortgaged Premises to a condominium ownership structure or record any condominium declaration or master deed against all or any portion of the Mortgaged Premises.
3.15Property Management. The Borrower hereby covenants and agrees that it shall maintain the Management Agreement with the Property Manager in force at all times during the term of the Loan with respect to the Mortgaged Premises. In the event of any change of management or termination or modification of any Management Agreement without the prior express written approval of the Administrative Agent in which the Property Manager is not replaced with a new property manager that is acceptable to the Administrative Agent within twenty (20) days of the date of such change or termination, the Administrative Agent may, at its sole option, declare the Loan immediately due and payable, without any grace, notice, or cure period.
3.16Limitation on Distributions. During the continuance of a Default or an Event of Default, the Borrower shall not make any dividend, payment, or distribution of any kind to any of its direct or indirect owners.
3.17Post-Closing Obligations. The Borrower hereby covenants and agrees to complete the post-closing requirements and obligations (hereinafter collectively referred to as the “Post-Closing Obligations”) described in Exhibit 3.17 attached hereto and incorporated herein by this reference, on or before each of the respective completion deadlines (hereinafter each individually referred to as a “Completion Deadline” and collectively referred to as the “Completion Deadlines”) described therein.
3.18Intentionally Omitted.
ARTICLE IV
TRANSFERS
4.1Due on Sale or Further Encumbrance.
(i)Subject to the terms, conditions, and provisions of Section 4.2 below, if, without the prior express written consent of the Administrative Agent: (i) the Mortgaged Premises or any part thereof or any direct or indirect interest in the Mortgaged Premises (other than the interest of ground lessor under the Ground Lease) or any part thereof or in the Borrower is sold, transferred, or otherwise conveyed; (ii) title to the Mortgaged Premises or any part thereof or any direct or indirect interest in the Mortgaged Premises or any part thereof or in the Borrower is divested; (iii) the Mortgaged Premises or any part thereof or any direct or indirect interest in the Mortgaged Premises (other than the interest of ground lessor under the Ground Lease) or any part thereof or in the Borrower is further encumbered or pledged; (iv) any Lease which gives the tenant any option to purchase the Mortgaged Premises or any part thereof is entered into without the prior express written approval of the Administrative Agent; or (v) without limiting the generality of clause (i) above, the ownership of shares of the Borrower, if a corporation, or of any corporate general partner of the Borrower, if a partnership, or the general partnership interests in any partnership

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which is a general partner of the Borrower, or any membership interest in the Borrower which is a limited liability company, or any beneficial or fiduciary interest in the Borrower which is a trust or trustee is sold, conveyed, or pledged, the Administrative Agent, in its sole and absolute discretion, shall be entitled to accelerate the Indebtedness and declare the then unpaid principal balance and all accrued interest and other sums due and payable under the Notes to be immediately due and payable and exercise all rights and remedies available to the Administrative Agent under this Agreement and the other Loan Documents. The Borrower understands that the present ownership of the Mortgaged Premises and the Improvements is a material inducement to the Lenders in making the Loan available to the Borrower. Any consent by the Administrative Agent to a change in ownership or to a change in the composition of the Borrower may be conditioned upon payment of a transfer fee equal to one percent (1.0%) of the then outstanding Indebtedness for processing such request for consent, upon an increase in the rate of interest on the unpaid balance of the Indebtedness to a then-current market rate, and/or other terms and conditions as the Administrative Agent may impose in its sole and absolute discretion. Notwithstanding the terms, conditions, and provisions of this Section 4.1 to the contrary, neither a Lease that is entered into in compliance with the Loan Documents nor a Lien being contested subject to Section 3.2 herein is a violation of the terms of this Section 4.1.
(ii)Notwithstanding the foregoing subsection (i) the Administrative Agent will permit a one-time transfer of the Loan, provided: (a) at the time of the proposed transfer to the transferee, no Event of Default shall exist; (b) the proposed transferee has a financial and credit standing and management expertise acceptable to the Administrative Agent; (c) neither the proposed transferee nor any Key Sponsor of the proposed transferee is a Disqualified Person; (d) the proposed transfer shall not result in a breach of the representations, warranties and covenants contained in Section 3.1(xii) or Section 3.11 of this Agreement; (e) neither the proposed transferee nor any owner of a direct or indirect interest in the proposed transferee shall be a Crowdfunded Person; (f) the proposed transfer does not result in ownership of the Mortgaged Premises being vested in more than one person or entity (e.g., no tenants-in-common); (g) the proposed transfer does not result in any material increase in the property taxes or other operating costs applicable to the Mortgaged Premises as the result of tax reassessments, the loss of otherwise applicable tax abatement or reduction plans or programs, changes in the legal status of the Mortgaged Premises, or any other cause which would not have occurred but for the proposed transfer of the Mortgaged Premises; (h) assumption documents in form and substance satisfactory to the Administrative Agent are executed by the transferee; (i) the Administrative Agent, for and on behalf of the Lenders, is paid a transfer fee equal to one percent (1%) of the then outstanding principal balance under the Loan; (j) Administrative Agent is reimbursed for all fees and expenses associated with the transfer including legal fees; (k) the Administrative Agent receives an endorsement to the Title Insurance Policy, in form and substance acceptable to the Administrative Agent; and (l) at the Administrative Agent’s option, the Administrative Agent receives opinions of counsel and transfer authorization documents, in form and substance acceptable to the Administrative Agent. Further, the Administrative Agent, in its sole judgment and discretion, may require principals of the transferee to deliver to the Administrative Agent an Environmental Indemnification Agreement on the Administrative Agent’s standard form. The rights granted to Borrower in this subsection (ii) are personal to Borrower, shall be extinguished after the exercise thereof, and shall not inure to the benefit of any subsequent transferee. Upon the closing and consummation of any such transfer, Borrower and any then-presently obligated Guarantors shall be released from liability under the Loan Documents other than any such liability that arises out of facts and circumstances existing as of the effective date of the transfer; provided, however, such release shall be conditioned upon, without limitation, the execution of new guaranties from such principals of the transferee as the Administrative Agent deems necessary, execution by the principals of the transferee of the Administrative Agent’s standard Environmental Indemnification Agreement and such other requirements as the Administrative Agent may deem appropriate in its discretion.

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4.2Permitted Transfers.
(i)Notwithstanding the terms, conditions, and provisions of the foregoing Section 4.1 to the contrary, any Permitted Transfer may occur without the prior consent of the Administrative Agent or the Lenders and without the payment of any transfer fee or any change in the terms, conditions, or provisions of the Loan, provided that:
(a)no Event of Default shall exist at the time of such proposed transfer; and
(b)the Administrative Agent shall receive not less than thirty (30) days’ prior written notice of any proposed transfer which will result in any individual becoming a Key Sponsor where such individual was not a Key Sponsor prior to such proposed transfer and the Administrative Agent shall be provided such documentation with respect to the transfer and the proposed transferee as requested by the Administrative Agent, including, without limitation, a disclosure form in form and substance acceptable to the Administrative Agent and executed by the transferee and a W-9 executed by the transferee; and
(c)the Administrative Agent shall have determined that any new Key Sponsor is not a Disqualified Person; and
(d)such transfer shall not result in a breach of the representations, warranties, and covenants contained in Section 3.1(xii) or Section 3.11 of this Agreement; and
(e)such transfer shall not result in the Borrower or any owner of a direct or indirect interest in the Borrower constituting, upon the effectiveness of such transfer, a Crowdfunded Person; and
(f)a ratification agreement, if deemed necessary by the Administrative Agent, shall be executed by the Borrower and each Guarantor, in a form that is acceptable to the Administrative Agent, whereby, among other things, the Borrower and each Guarantor reaffirm their respective obligations under the Loan Documents; and
(g)after giving effect to the proposed transfer, (1) each of the Borrower and the Mortgaged Premises shall continue to be Controlled by the Initial Guarantor and (2) the Initial Guarantor maintains at least a majority of the aggregate ownership interests in the Borrower; and
(h)the Borrower reimburses the Administrative Agent for all fees, costs, and expenses, including attorneys’ fees and costs, associated with the Administrative Agent’s review and documentation of such transfer on behalf of the Lenders.
(ii)For the purposes of this Agreement, the defined term “Permitted Transfers” shall mean the following transfers:
(a)any direct or indirect interest in the Borrower may be transferred upon the death of the holder of said interest but only by will or intestacy; or
(b)any direct or indirect interest in the Borrower may be voluntarily sold, transferred, conveyed, or assigned to Immediate Family Members or family trusts, in either case, for estate planning purposes;

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(c)any direct or indirect interest in the Borrower may be voluntarily sold, transferred or conveyed or assigned or pledged to another Person owning a direct or indirect interest in the Borrower as of the Closing Date; or
(d)any membership interest of any member of the Borrower that is not a Key Sponsor may be voluntarily sold, transferred or conveyed or assigned to another Person.
(iii)For purposes of this Agreement, the defined term “Stratus Permitted Transfers” means the sale, exchange, or transfer of stock in the Initial Guarantor on a public stock exchange or otherwise in a private placement in compliance with all applicable laws that does not result in an individual becoming a Key Sponsor where such individual was not a Key Sponsor prior to such proposed transfer. Notwithstanding the terms, conditions, and provisions of the foregoing Section 4.1 or Sections 4.2(i) or 4.2(ii) to the contrary, any Stratus Permitted Transfer may occur without the prior consent of the Administrative Agent or the Lenders and without the payment of any transfer fee or any change in the terms, conditions, or provisions of the Loan.
4.3Intentionally Omitted.
4.4Intentionally Omitted.
ARTICLE V
ENVIRONMENTAL MATTERS; NOTICE; INDEMNITY.

5.1Environmental Representations, Warranties and Covenants. The Borrower, its successors and assigns, after reasonable inquiry, hereby covenants, represents, and warrants, as applicable, that, except for Permitted Commercial Substances:
(i)to the knowledge of the Borrower, no Hazardous Substances have been or shall be discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape or migrate, or have been threatened or shall threaten to be injected, emptied, poured, leached, or spilled on or from all or any portion of the Mortgaged Premises; and
(ii)no asbestos or asbestos-containing materials have been or will be installed, used, incorporated into, placed on, or disposed of on all or any portion of the Mortgaged Premises; and
(iii)no polychlorinated biphenyls (“PCBs”) are or will be located on or in all or any portion of the Mortgaged Premises in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device; and
(iv)to the knowledge of the Borrower, no underground storage tanks are or will be located on all or any portion of the Mortgaged Premises, or were located on all or any portion of the Mortgaged Premises and subsequently removed or filled; and
(v)to the knowledge of the Borrower, no investigation, administrative order, consent order and agreement, litigation, settlement, lien, or encumbrance with respect to Hazardous Substances is proposed, threatened, anticipated, or in existence with respect to the Mortgaged Premises; and

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(vi)to the knowledge of the Borrower, the Mortgaged Premises and the Borrower’s operations at the Mortgaged Premises are in compliance with all applicable Environmental Laws, including, without limitation, any state and local statutes, laws, and regulations. No notice has been served on the Borrower, or any subsidiary of the Borrower, from any entity, government body, or individual claiming any violation of any Environmental Law or requiring compliance with any Environmental Law, or demanding payment or contribution for any environmental damage or injury to natural resources. Copies of any such notices received after the Closing Date shall be forwarded to the Administrative Agent within three (3) days of their receipt by the Borrower; and
(vii)the Borrower has no knowledge of the release or threat of release of any Hazardous Substances from any property adjoining or in the immediate vicinity of all or any portion of the Mortgaged Premises; and
(viii)no portion of the Mortgaged Premises is a wetland or other water of the United States subject to jurisdiction under Section 404 of the Clean Water Act (33 U.S.C. §1344) or any comparable state statute or local ordinance or regulation defining or protecting wetlands or other special aquatic areas; and
(ix)to the knowledge of the Borrower, there are no concentrations of radon or other radioactive gases or materials in any buildings or structures on all or any portion of the Mortgaged Premises that exceed background ambient air levels; and
(x)to the best of the Borrower’s knowledge, there have been no complaints of illness or sickness alleged to result from conditions inside any buildings or structures on all or any portion of the Mortgaged Premises.
5.2Notices. The Borrower shall give prompt written notice to the Administrative Agent upon the Borrower’s having knowledge of:
(i)any proceeding, known investigation, or inquiry commenced by any Governmental Authority with respect to the presence of any Hazardous Substance on, under, or about the Mortgaged Premises or the migration thereof to or from adjoining property; and
(ii)all claims made or threatened by any individual or entity against the Borrower or the Mortgaged Premises relating to any loss or injury allegedly resulting from any Hazardous Substance; and
(iii)the discovery by the Borrower of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Premises which might cause the Mortgaged Premises or any part thereof to be subject to any restriction on the ownership, occupancy, transferability, or use of the Mortgaged Premises under any Environmental Law; and
(iv)the incurring of any expense by any Governmental Authority in connection with the assessment, containment, or removal of any Hazardous Substances located upon or under or emanating from the Mortgaged Premises or any land immediately adjacent to the Mortgaged Premises, and the Borrower shall timely and diligently comply with all of its obligations under any Environmental Law with regard to such release, complaint, or expense.

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5.3Compliance with Environmental Laws. The Administrative Agent shall have the right and privilege to: (i) join in and participate in, as a party if it so elects, any one or more legal proceedings or actions initiated with respect to the compliance of the Mortgaged Premises with Environmental Laws; and (ii) have all costs and expenses thereof (including, without limitation, the reasonable attorneys’ fees and costs of the Administrative Agent) paid by the Borrower.
5.4Indemnification.
(i)The Borrower, its successors and assigns, hereby covenants and agrees to protect, defend, indemnify, and hold harmless the Administrative Agent, each Lender, and each of their respective directors, officers, employees, agents, contractors, sub-contractors, licensees, invitees, participants, successors, and assigns (hereinafter individually referred to as an “Indemnified Party” and collectively referred to as the “Indemnified Parties”) from and against any Environmental Liability related to the Mortgaged Premises or this Loan and any and all claims, demands, judgments, settlements, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, losses, penalties, and costs, including, but not limited to, any cleanup costs, remediation costs, response costs, and all expenses of any kind whatsoever (together with all attorneys’ fees, costs, and expenses), including, without limitation, claims arising out of loss of life, injury to persons, property, or business or damage to natural resources in connection with the activities of the Borrower, its predecessors-in-interest, third parties who have trespassed on the Mortgaged Premises, or parties in a contractual relationship with the Borrower, or any of them, whether or not occasioned wholly or in part by any condition, accident, or event caused by any act or omission of any of the Indemnified Parties, which:
(a)arise out of the actual, alleged, or threatened migration, spill, leaching, pouring, emptying, injecting, discharge, dispersal, release, storage, treatment, generation, disposal, or escape of any Hazardous Substances onto or from the Mortgaged Premises; or
(b)actually or allegedly arise out of the use, specification, or inclusion of any product, material, or process containing Hazardous Substances, the failure to detect the existence or proportion of Hazardous Substances in the soil, air, surface water, or ground water, or the performance of or the failure to perform the abatement of any Hazardous Substances source or the replacement or removal of any soil, water, surface water, or ground water containing any Hazardous Substances; or
(c)arise out of the breach of any covenant, warranty, or representation contained herein or in any statement or other information given by or on behalf of the Borrower to any Indemnified Party relating to environmental matters, including, without limitation, those set forth in Section 5.1 above; or
(d)arise out of any Enforcement or Remedial Action or any judicial or administrative action brought pursuant to any Environmental Law.
(ii)The Borrower, its successors and assigns, shall bear, pay, and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against any of the Indemnified Parties described in this Section 5.4, shall hold the Indemnified Parties harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all Persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Section 5.4.

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(iii)The Borrower’s indemnification obligations set forth above in this Section 5.4 shall survive any termination or expiration of the Loan Documents evidencing or securing the Loan and/or the repayment of the Indebtedness, including, without limitation, any foreclosure of the Security Instrument or deed-in-lieu of foreclosure thereof, it being understood and agreed that the indemnity given herein is independent of the Indebtedness and the Loan Documents. Notwithstanding the foregoing to the contrary, the Borrower’s indemnifications and representations contained herein shall not extend to Hazardous Substances which first originate on the Mortgaged Premises subsequent to the Administrative Agent’s or its designee’s succession to title to the Borrower’s interests in and to the Mortgaged Premises by virtue of a foreclosure or the acceptance of a deed in lieu of foreclosure.
5.5Remedial Work. If any investigation, site monitoring, containment, cleanup, removal, restoration, or other remedial work of any kind or nature (hereinafter referred to as the “Remedial Work”) is reasonably desirable (in the case of an operation and maintenance program or similar monitoring or preventative programs) or necessary, in each case, as determined by an independent environmental consultant selected by the Administrative Agent, under any applicable Laws or under any judicial or administrative order or judgment, or by any Governmental Authority, in each case, because of or in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance into the air, soil, groundwater, or surface water at, on, about, under or within the Mortgaged Premises or any portion thereof, the Borrower shall, within thirty (30) days after written demand by the Administrative Agent for the performance (or within such shorter time as may be required under applicable Laws), commence and thereafter diligently prosecute to completion all such Remedial Work. All Remedial Work shall be performed by contractors approved in advance by the Administrative Agent and under the supervision of a consulting engineer approved in advance by the Administrative Agent. All costs and expenses of such Remedial Work (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent or any of the Lenders) incurred in connection with monitoring or review of the Remedial Work shall be paid by the Borrower. If the Borrower shall fail or neglect to timely commence or cause to be commenced, or shall fail to diligently prosecute to completion, such Remedial Work, the Administrative Agent may (but shall not be required to) cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent or any of the Lenders), shall be paid by the Borrower to the Administrative Agent forthwith after demand and shall be a part of the Indebtedness. Without limiting the generality of the foregoing, if any investigation, site monitoring, containment, cleanup, removal, restoration, or other Remedial Work of any kind or nature is required under any applicable Laws, or under any judicial or administrative order or judgment, or by any Governmental Authority, in any case, because of or in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance into the air, soil, groundwater, or surface water at, on, about, under, or within the Mortgaged Premises or any portion thereof, the Borrower shall prosecute to completion all such Remedial Work in the time frames and as required by said Laws, order, judgment, or Governmental Authority.
5.6Operations and Maintenance Programs. If recommended by any existing or future environmental report, assessment, or audit of the Mortgaged Premises, the Borrower shall establish and comply with an operations and maintenance program with respect to all or any portion of the Mortgaged Premises, in form and substance acceptable to the Administrative Agent, prepared by an environmental consultant acceptable to the Administrative Agent, which program shall address any asbestos containing material, mold, and/or lead based paint that may now or in the future be detected at or on all or any portion of the Mortgaged Premises. Without limiting the generality of the preceding sentence, the Administrative Agent may require (i) periodic notices or reports to the Administrative Agent in form, substance, and at

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such intervals as the Administrative Agent may specify, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws, or other matters, (iii) at the Borrower’s sole cost and expense, supplemental examination of all or any portion of the Mortgaged Premises by consultants specified by the Administrative Agent, (iv) access to the Mortgaged Premises by the Administrative Agent, its agents or servicer, to review and assess the environmental condition of all or any portion of the Mortgaged Premises and the Borrower’s compliance with such operations and maintenance program, and (v) variation of such operations and maintenance program in response to the reports provided by any such consultants.
ARTICLE VI
RESERVES
6.1Reserves. As additional security for the Indebtedness, the escrow deposits required by this Article VI shall be made into the reserve accounts described by this Article VI (hereinafter collectively referred to as the “Reserves”, and individually referred to as a “Reserve”), which Reserves shall be held and maintained by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer, for the benefit of the Administrative Agent, at one or more banks or other financial institutions acceptable to the Administrative Agent, in its sole and absolute discretion (hereinafter collectively referred to as the “Bank”), which Reserves shall be subject to the security interest therein as more fully set forth in Section 6.13 below, and subject to the other terms, conditions, and provisions of this Article VI.
6.2Impositions Reserve.
(i)Simultaneously with the execution and delivery of this Agreement, the Borrower shall deposit into escrow (hereinafter such escrow shall be referred to as the “Impositions Reserve”) an amount as shown on the final settlement statement in connection with the closing of the Loan (hereinafter referred to as the “Initial Impositions Deposit”).
(ii)In addition to the Initial Impositions Deposit, commencing on the first Payment Date and continuing on each Payment Date thereafter, in addition to each monthly installment of principal and/or interest required to be paid under the terms of the Notes, the Borrower shall deposit into the Impositions Reserve an amount reasonably determined by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer, such amount to be recalculated and adjusted from time to time by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer to always be equal to one-twelfth (1/12th) of the last total annual taxes and assessments (including, without limitation, ad valorem taxes) for the last ascertainable year (if the current year’s taxes and assessments are not yet ascertainable) (general and special) on the Mortgaged Premises (unless said taxes are based upon assessments which exclude the Improvements or any part thereof now constructed or to be constructed, in which event such amount shall be based upon the Administrative Agent’s reasonable estimate as to the amount of taxes and assessments to be levied and assessed).
(iii)On or reasonably prior to the date on which any Imposition for which the Borrower has deposited funds into the Impositions Reserve is due, provided that the Borrower has provided the Administrative Agent or the Servicer, as applicable, with the then current bill, invoice, or statement with respect thereto as required pursuant to clause (iv) below, the Administrative Agent or, at the discretion of the Administrative Agent, the Servicer shall make disbursements from the Impositions Reserve to the Borrower or to the applicable Governmental Authority or other Person to whom such Imposition is owed, as determined by the Administrative Agent or, at the direction of the Administrative Agent, the Servicer,

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in either case, in its sole and absolute discretion, for the payment of such Imposition. Upon demand by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer, the Borrower shall deliver and pay over to the Administrative Agent or the Servicer, as applicable, from time to time such additional amounts as are necessary to make up any deficiency in the amount necessary to enable the Administrative Agent or the Servicer, as applicable, to fully pay any Impositions as they become due and payable. If the amounts deposited into the Impositions Reserve exceed the amount required to pay all Impositions due and owing in any year, such excess shall be applied to Impositions which will become due and owing in the next year.
(iv)The Borrower shall be responsible for ensuring the receipt by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Impositions to be paid from the Impositions Reserve. In making any payment from the Impositions Reserve, the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or Governmental Authority without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof.
(v)If any Imposition is also a levy, charge, assessment, or imposition upon or for any other property not covered by the Lien of the Security Instrument, then the computation of any amount to be deposited into the Impositions Reserve pursuant to this Section 6.2 shall be based upon the entire amount of such Imposition, and the Borrower shall not have the right to apportion the amount of any such Imposition for the purposes of such computation.
(vi)Without limiting the foregoing, neither the withholding of funds on deposit in the Impositions Reserve during the existence of any Event of Default nor the insufficiency of funds on deposit in the Impositions Reserve shall relieve the Borrower of its obligation to make any and all payments of Impositions as and when they become due, and such obligations shall be separate and independent, and shall not be conditioned on the occurrence of any event or circumstance whatsoever.
(vii)Notwithstanding any term, condition, or provision contained in this Agreement to the contrary, in no event shall the Borrower request, or the Administrative Agent, the Lenders, or the Servicer be required to disburse, any amounts which exceed the then available balance of the Impositions Reserve.
6.3Insurance Premium Reserve.
(i)Simultaneously with the execution and delivery of this Agreement, the Borrower shall deposit into escrow (hereinafter such escrow shall be referred to as the “Insurance Premium Reserve”) an amount as shown on the final settlement statement in connection with the closing of the Loan (hereinafter referred to as the “Initial Insurance Premium Deposit”).
(ii)In addition to the Initial Insurance Premium Deposit, commencing on the first Payment Date and continuing on each Payment Date thereafter, in addition to each monthly installment of principal and/or interest required to be paid under the terms of the Notes, the Borrower shall deposit into the Insurance Premium Reserve an amount reasonably determined by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer, such amount to be recalculated and adjusted from

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time to time by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer to always be equal to the annual premiums that will next become due and payable on the insurance policies required to be maintained by the Borrower pursuant to Section 3.4 of this Agreement, less any amount then on deposit with the Administrative Agent or the Servicer, as applicable, divided by the number of months to elapse thirty (30) days prior to the date when such premiums become delinquent.
(iii)On or reasonably prior to the date on which the premium for any insurance policies required to be maintained by the Borrower pursuant to Section 3.4 of this Agreement become due, provided that the Borrower has provided the Administrative Agent or the Servicer, as applicable, with the then current bill, invoice, or statement with respect thereto as required pursuant to clause (iv) below, the Administrative Agent or, at the discretion of the Administrative Agent, the Servicer shall make disbursements from the Insurance Premium Reserve to the Borrower or to the applicable insurance company or agent, as determined by the Administrative Agent or, at the direction of the Administrative Agent, the Servicer, in either case, in its sole and absolute discretion, for the payment of such insurance premium. Upon demand by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer, the Borrower shall deliver and pay over to the Administrative Agent or the Servicer, as applicable, from time to time such additional amounts as are necessary to make up any deficiency in the amount necessary to enable the Administrative Agent or the Servicer, as applicable, to fully pay any such insurance premium as it becomes due and payable. If the amounts deposited into the Insurance Premium Reserve exceed the amount required to pay all such insurance premiums due and owing in any year, such excess shall be applied to insurance premiums which will become due and owing in the next year.
(iv)The Borrower shall be responsible for ensuring the receipt by the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all insurance premiums (annual or otherwise) to be paid from the Insurance Premium Reserve. In making any payment from the Insurance Premium Reserve, the Administrative Agent or, at the direction of the Administrative Agent, by the Servicer shall be entitled to rely on any bill, statement or estimate procured from the insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any insurance premium thereof.
(v)Without limiting the foregoing, neither the withholding of funds on deposit in the Insurance Premium Reserve during the existence of any Event of Default nor the insufficiency of funds on deposit in the Insurance Premium Reserve shall relieve the Borrower of its obligation to make any and all payments of insurance premiums for any insurance policies required to be maintained by the Borrower pursuant to Section 3.4 of this Agreement as and when they become due, and such obligations shall be separate and independent, and shall not be conditioned on the occurrence of any event or circumstance whatsoever.
(vi)Notwithstanding any term, condition, or provision contained in this Agreement to the contrary, in no event shall the Borrower request, or the Administrative Agent, the Lenders, or the Servicer be required to disburse, any amounts which exceed the then available balance of the Insurance Premium Reserve.
6.4Net Proceeds Reserve Option.
(i)Upon the Borrower’s receipt of any amounts that would be considered to be Equity or a Preferred Return as a result of any Capital Transaction, Condemnation or Casualty (as each of the

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capitalized words in this sentence are defined in the Profits Participation Agreement) in one (1) or more transactions, from time to time, the Borrower shall either, at the Borrower’s option, (a) deposit into escrow (hereinafter such escrow shall be referred to as the “Equity Reserve”) the total amount of such Equity and/or Preferred Return from time to time received (hereinafter referred to as a “Equity Deposit”) or (b) pay the totality of such Equity and/or Preferred Return from time to time received to the Administrative Agent to be applied to the unpaid principal balance of the Loan, in either event, within ten (10) days from the date of the Borrower’s receipt of such Equity and/or Preferred Return. The Borrower shall have no right to require the Administrative Agent apply the amounts in Equity Reserve to the unpaid principal balance of the Loan once contributed to the Equity Reserve.
(ii)Provided no Event of Default has occurred and is continuing, the Equity Deposit shall be disbursed to the Borrower upon the Borrower providing written evidence (such evidence being in form and substance reasonably acceptable to the Administrative Agent in the Administrative Agent’s sole discretion) to the Administrative Agent that the Profits Participation Agreement has been terminated and that the Borrower has no further obligation thereunder or springing therefrom.
(iii)Notwithstanding any term, condition, or provision contained in this Agreement to the contrary, in no event shall the Borrower request, or the Administrative Agent, the Lenders, or the Servicer be required to disburse, any amounts which exceed the then available balance of the Equity Reserve, if any.
6.5Intentionally Omitted.
6.6Intentionally Omitted.
6.7Intentionally Omitted.
6.8Intentionally Omitted.
6.9Intentionally Omitted.
6.10Intentionally Omitted.
6.11Intentionally Omitted.
6.12Intentionally Omitted.
6.13General Terms Regarding all Reserves.
(i)Security Interest; Control. The Borrower hereby assigns to the Administrative Agent, for the benefit of the Lenders, and grants the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and to each of the Reserves and all amounts contained or held therein, and the Reserves shall constitute additional collateral for the Indebtedness and the Administrative Agent, for the benefit of the Lenders, shall have a perfected security interest in each of the Reserves. The Borrower shall execute and/or authorize, as applicable, any and all documents and financing statements that the Administrative Agent may require in connection with the security interest granted hereby. The Borrower, the Servicer, and the Administrative Agent intend that the Servicer, as servicer for the Administrative Agent, is hereby establishing “control” of the Reserves on the Administrative Agent’s behalf (within the meaning of the UCC). The Borrower shall have no right to instruct the Bank, the Administrative Agent,

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any Lender, or the Servicer with respect to any Reserve. The Borrower hereby agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, costs, and expenses, incurred by the Administrative Agent, each Lender, by any Draw Review Firm and/or by the Servicer in connection with the enforcement or realization of the security provided for in this Section 6.13.
(ii)Non-Interest Bearing; Commingling; Losses. All funds held in any Reserve shall be held in a non-interest bearing account and, if held by the Servicer, shall be segregated from other funds of the Servicer, but may be held jointly with the other Reserves, provided that the Servicer at all times employs ledger entry tracking to distinguish the amounts contained in each Reserve. If held by the Administrative Agent, all funds held in any such Reserve may be comingled with any other funds of the Administrative Agent. None of the Administrative Agent, the Lenders, or the Servicer shall be responsible for (a) any losses to any Reserve, whether caused by the failure of the Bank or the failure of the Federal Deposit Insurance Corporation to cover any such losses, (b) any losses resulting from any investment of any Reserve in accordance with the terms, conditions, and provisions of this Agreement, or (c) obtaining any specific level or percentage of earnings on any investment of any Reserve in accordance with the terms, conditions, and provisions of this Agreement.
(iii)Administration of the Reserves. Escrow fees or charges, and all other costs and expenses arising out of any of the Reserves (including, without limitation, the establishment and maintenance of the Reserves in accordance with the terms, conditions, and provisions of this Article VI), shall be paid by the Borrower.
(iv)Borrower’s Other Obligations. Nothing contained in this Agreement shall in any manner whatsoever alter, impair, or affect the obligations of the Borrower, or relieve the Borrower of any of its obligations to make payments and perform all of its other obligations required under the Loan Documents. When the Indebtedness has been fully paid, any remaining deposits in any of the Reserves shall be paid to the Borrower.
(v)Event of Default. Notwithstanding any term, condition, or provision in this Agreement to the contrary, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Lenders shall have no obligation to disburse any funds from any Reserve, and the Administrative Agent may, at its option and without being required to do so, apply any monies at the time on deposit pursuant to this Article VI to any of the Indebtedness, in such order and manner as the Administrative Agent may elect.
6.14Intentionally Omitted.
6.15Reserves during an Event of Default. During the existence of an Event of Default, the Administrative Agent, in its sole and absolute discretion, may (or may cause the Servicer to) apply the funds in the Reserves or any portion of such funds, (i) in such order as the Administrative Agent may elect, in its sole and absolute discretion, to the payment of the Indebtedness (with the Borrower incurring a Prepayment Premium as to such partial prepayment) or any unpaid fees, costs, or expenses that the Borrower is required to pay under this Agreement or any of the other Loan Documents; provided, however, that such application of funds shall not cure or be deemed to cure any such Event of Default, (ii) to reimburse the Administrative Agent and the Lenders for any losses, costs, or expenses (including, without limitation, reasonable attorneys’ fees, costs, and expenses) suffered or incurred by the Administrative Agent and/or the Lenders as a result of such Event of Default, or to cure any Event of Default, and/or (iii) to exercise all rights and remedies available to the Administrative Agent at law or in equity or under this Agreement or

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any of the other Loan Documents. Any such application of the funds held in the Reserves shall not constitute an election of remedies by the Administrative Agent to the exclusion of any others. Nothing in this Agreement shall obligate the Administrative Agent, the Lenders, or the Servicer to apply all or any portion of the Reserves on account of any default by the Borrower or to the repayment of the Indebtedness.
6.16Indemnification. The Borrower hereby agrees to protect, defend, indemnify, and hold the Administrative Agent, each Lender, any Draw Review Firm and the Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, and costs or expenses, including, without limitation, litigation costs and reasonable attorneys’ fees, costs, and expenses, arising from or in any way connected with this Article VI. The Borrower’s indemnification obligations set forth in this Section 6.16 shall survive any termination or expiration of the documents evidencing or securing the Loan and/or the repayment of the Indebtedness, including, without limitation, any foreclosure of the Security Instrument or deed-in-lieu of foreclosure thereof, it being understood and agreed that the indemnity given herein is independent of the Indebtedness and the Loan Documents.
ARTICLE VII
EXCULPATION
7.1Limitations on Recourse. Subject to the terms of Section 7.2 below and notwithstanding any other term, condition, or provision contained in this Agreement or in any of the other Loan Documents to the contrary, but without in any way releasing, impairing, or otherwise affecting this Agreement or any of the other Loan Documents, including, without limitation, the Guaranty, the Environmental Indemnity, Section 10.4(ii) of this Agreement, or any other guaranties or indemnification agreements, or the validity hereof or thereof, or the Lien of the Security Instrument or the Security Agreement, it is agreed that the Lenders’ and the Administrative Agent’s source of satisfaction of the Indebtedness and the Borrower’s other obligations under the Notes, this Agreement, and the other Loan Documents (other than the Guaranty, the Environmental Indemnity, Section 10.4(ii) of this Agreement, or any other guaranties or indemnification agreements guarantying or indemnifying the Administrative Agent with respect to the payment of any amounts due under the Notes, this Agreement, and the other Loan Documents, and/or the Borrower’s performance under the Notes, this Agreement, and the other Loan Documents) is limited to (i) the Mortgaged Premises, (ii) the Rents, (iii) the collateral described in the Security Agreement, including, without limitation, the Reserves and all amounts held or to be held therein, and (iv) the proceeds and products of each of the foregoing clauses (i) through (iii); provided, however, that nothing herein contained shall be deemed to be a release or impairment of said Indebtedness or the security therefor intended by the Security Instrument or the Security Agreement or be deemed to preclude the Administrative Agent from foreclosing the Security Instrument, realizing upon the collateral described in the Security Agreement, or from enforcing any of the Lenders’ other rights or remedies in law or in equity thereunder. It is further expressly understood, acknowledged, and agreed by the Borrower that the limitation on recourse as described in the foregoing clauses (i), (ii), (iii), and (iv) of this Section 7.1 is not intended to, nor does it serve to, limit or restrict in any manner whatsoever the Administrative Agent’s rights and remedies under the Guaranty, the Environmental Indemnity, Section 10.4(ii) of this Agreement, or any other guaranties or indemnification agreements, it being agreed that the Administrative Agent’s rights and remedies thereunder are entirely separate, apart, and free from the limitation on recourse described in said clauses (i), (ii), (iii), and (iv), and that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be free to exercise against the Borrower and/or any Guarantor any and all rights and remedies to which it may be entitled under the Guaranty, the Environmental Indemnity, Section 10.4(ii) of this Agreement, and any other guaranties or indemnification agreements.

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7.2Recourse Obligations. NOTWITHSTANDING ANY TERM, CONDITION, OR PROVISION OF THIS AGREEMENT TO THE CONTRARY (INCLUDING, WITHOUT LIMITATION THE FOREGOING PROVISIONS OF SECTION 7.1 HEREOF), THE BORROWER SHALL PAY, AND THERE SHALL AT NO TIME BE ANY LIMITATION ON THE BORROWER’S PERSONAL LIABILITY FOR THE PAYMENT TO THE ADMINISTRATIVE AGENT OR THE LENDERS OF, THE FOLLOWING:
(i)the amount of any Rents derived from the Mortgaged Premises during the continuance of an Event of Default which are applied to anything other than (a) normal and necessary operating expenses of the Mortgaged Premises or (b) the Indebtedness. It is understood that any Rents collected more than one (1) month in advance as of the time of the occurrence of any Event of Default shall be considered to have been collected after the occurrence of such Event of Default; and
(ii)any losses, costs, or damages arising out of or in connection with fraud or material misrepresentations to the Administrative Agent or any of the Lenders by the Borrower or any Guarantor (or by any of their respective general partners, officers, shareholders, members, or their agents, if applicable); and
(iii)any losses, costs, or damages arising out of or in connection with the use or misapplication by the Borrower or by any Person authorized by the Borrower to act on behalf of the Borrower of (a) any proceeds paid under any insurance policies by reason of damage, loss, or destruction to all or any portion of the Mortgaged Premises, or (b) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Mortgaged Premises, for purposes other than those set forth in this Agreement; and
(iv)any losses, costs, or damages arising out of or in connection with any waste of all or any portion of the Mortgaged Premises; and
(v)any taxes, assessments, insurance premiums in connection with the Mortgaged Premises, and ground rents due and owing from time to time under the Ground Lease for which the Borrower is liable under this Agreement, the Security Instrument, any of the other Loan Documents and/or the Ground Lease, and which are paid by the Administrative Agent or the Lenders (but not the proportionate amount of any such taxes, assessments, insurance premiums, and ground rents due and owing from time to time under the Ground Lease which accrue following the date of foreclosure of the Security Instrument plus any applicable redemption period or acceptance of a deed in lieu of such a foreclosure); and
(vi)any losses, costs, or damages arising out of or in connection with the representations, warranties, covenants, obligations, and liabilities contained in Article V of this Agreement; and
(vii)any losses, costs, or damages arising out of or in connection with any construction lien, mechanic’s lien, materialman’s lien, or similar lien against all or any portion of the Mortgaged Premises arising out of acts or omissions of the Borrower or of any Person authorized by the Borrower to act on behalf of the Borrower; and
(viii)any losses, costs, or damages arising out of or incurred in order to cause the Improvements to comply with the accessibility provisions of the ADA which are required by any applicable Governmental Authority; and

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(ix)any losses, costs, or damages resulting from any act of the Borrower or its general partners, members, shareholders, officers, directors, beneficiaries, and/or trustees, as the case may be, to obstruct, delay, or impede the Administrative Agent or any of the Lenders from exercising any of their respective rights or remedies under the Loan Documents; and
(x)any losses, costs, or damages arising out of or in connection with the use or application by the Borrower or by any Person authorized by the Borrower to act on behalf of the Borrower, for purposes other than those set forth in this Agreement or any of the other Loan Documents of any funds disbursed from any of the Reserves; and
(xi)any losses, costs, or damages arising out of or in connection with the failure of the Borrower or of any Person authorized by the Borrower to act on behalf of the Borrower (a) to maintain the insurance policies and coverages required pursuant to Section 3.4 of this Agreement or (b) to provide the Administrative Agent with at least twenty (20) days prior written notice of the cancellation, termination, modification, or non-renewal of any policies of insurance maintained by or on behalf of the Borrower pursuant to Section 3.4(i) of this Agreement; and
(xii)any amounts paid by the Administrative Agent, any Lender, or any such amounts paid on behalf of the Administrative Agent or any Lender arising out of or in connection with the Profits Participation Agreement; and
(xiii)intentionally omitted; and
(xiv) intentionally omitted; and
(xv)any losses, costs, or damages arising out of the failure of the Borrower to maintain the Ground Lease in full force and effect at all times during the term of the Loan; and
(xvi)any losses, costs, or damages arising out of or in connection with the failure of the Borrower to purchase the Second Interest Rate Cap or the Third Interest Rate Cap as and when required pursuant to Section 1.15 of this Agreement; and
(xvii)the total Indebtedness in the event that:
(a)the Administrative Agent or any of the Lenders is prevented from acquiring title to the Mortgaged Premises after the occurrence of an Event of Default because of a failure of the Borrower’s title under federal, state, or local Laws (minus any recovery that the Administrative Agent is successful in collecting on the Title Insurance Policy); or
(b)the Borrower, any Guarantor, or any general partner, beneficiary, trustee, or member (but excluding any shareholders of publicly traded companies) of the Borrower or any Guarantor, voluntarily files a petition in bankruptcy or commences a case or insolvency proceeding under any provision or chapter of any Debtor Relief Laws; or
(c)an involuntary bankruptcy or insolvency proceeding is filed or commenced against the Borrower (1) by any Guarantor or by any general partner, beneficiary, trustee, or member (but excluding any shareholders of publicly traded companies) of the Borrower or any Guarantor or by a third party with the collusion of any such Person or (2) in which the Borrower acquiesces or which the Borrower fails to contest, or in which any Guarantor, any general

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partner, beneficiary, trustee, or member (but excluding any shareholders of publicly traded companies) of the Borrower or any Guarantor objects to a motion by the Administrative Agent for relief from stay or injunction from the foreclosure of the Security Instrument or any other remedial action which is permitted under this Agreement, the Security Instrument, or any of the other Loan Documents; or
(d)the first Monthly Debt Service Payment is not paid in full when due; or
(e)without the prior express written approval of the Administrative Agent, the Borrower makes or allows to occur a transfer of any interest in the Borrower or in the Mortgaged Premises or any portion thereof (other than Permitted Transfers or Stratus Permitted Transfers) which transfer is prohibited by the terms, conditions, and provisions of the Loan Documents; or
(f)without the prior express written approval of the Administrative Agent, the Borrower makes or allows to exist a Lien on the Mortgaged Premises or any portion thereof (other than Permitted Encumbrances or pledges by any members of the Borrower, insofar as such pledge does not result in a change of Control) or on any ownership interest in the Borrower which Lien is (1) prohibited by the terms, conditions, and provisions of the Loan Documents and (2) not cured within thirty (30) days following written notice thereof from the Administrative Agent; or
(g)the Ground Lease is terminated or for any reason ceases to exist at any time during the term of the Loan; and
(xviii)all fees, costs, and expenses, including, without limitation, reasonable attorneys’ fees, costs, and expenses, incurred by the Administrative Agent or any of the Lenders in the enforcement of subparagraphs (i) through (xvii) above.
With the exception of those items of liability specifically set forth in subparagraphs (i) through (xviii) above, the lien of any judgment against the Borrower in any proceeding instituted on, under, or in connection with this Agreement shall not extend to any property now or hereafter owned by the Borrower other than the interest of the Borrower in the Mortgaged Premises and the other security specifically pledged by the Borrower for the payment of the Indebtedness, as described in Section 7.1 above.
ARTICLE VIII
EVENTS OF DEFAULT
8.1Events of Default. The occurrence of any of the following events shall be an event of default hereunder (hereinafter each such event being referred to as an “Event of Default”):
(i)(a) the failure of the Borrower to pay in full (or to cause to be paid in full) any payment of principal or interest, or payment to any of the Reserves, due and owing under this Agreement on or before the fourth (4th) calendar day immediately following the calendar day on which such payment first becomes due (other than the payment of principal and interest due at the Maturity Date, for which there shall be no such grace period), or (b) the nonpayment and/or non-delivery of any other monetary sum due under this Agreement, the Environmental Indemnity, or any of the other Loan Documents when due (including any applicable notice, cure, and/or grace period) or, if there is no such due date for the payment and/or delivery of such sum, then within ten (10) days after written notice from the Administrative Agent; or

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(ii)any breach or default shall be made in the due observance or performance of the terms and conditions of Section 3.4, Section 3.11, Section 3.12, Article IV, Section 5.1, Section 10.2, Section 10.13 hereof; or
(iii)any breach or default shall be made in the due observance or performance of any covenant, agreement, or condition contained in this Agreement, the Environmental Indemnity, or in any other Loan Document (other than those specified in clauses (i) and (ii) above) which does not relate to the nonpayment of any monetary sum, and such breach or default is not cured within thirty (30) days following written notice thereof by the Administrative Agent to the Borrower or within such longer period of time, not exceeding an additional sixty (60) days, as may be reasonably necessary to cure such non-compliance if the Borrower is diligently and with continuity of effort pursuing such cure and the failure is susceptible of cure within an additional period of sixty (60) days; or
(iv)the entry of a decree or order for relief by a court having jurisdiction in respect of the Borrower, a general partner of the Borrower if the Borrower is a partnership, the beneficiary or beneficiaries of the Borrower if the Borrower is a trust, a managing member or manager of the Borrower if the Borrower is a limited liability company, any Guarantor, or any other guarantor of all or any portion of the Indebtedness (whether now or in the future) (any of the foregoing parties being referred to herein as a “Key Party”), in any involuntary case under any Debtor Relief Laws, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for any Key Party or any substantial part of the property of any such Key Party, or for the winding up or liquidation of the affairs of any Key Party and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or
(v)the commencement by any Key Party of a voluntary case under any Debtor Relief Laws or the consent by any such Key Party to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Key Party, or of any substantial part of the property of any such Person, or the making by any such Key Party of an assignment for the benefit of creditors or the failure of any such Key Party generally to pay the debts of any such Key Party as such debts become due, or the taking of action by any such Key Party in furtherance of any of the foregoing; or
(vi)any warranty, representation, certification, financial statement, or other information furnished or to be furnished to the Administrative Agent, any of the Lenders, or any of their respective affiliates by or on behalf of the Borrower, any Guarantor, or any other guarantor of all or any portion of the Indebtedness to induce the Lenders to make the Loan to the Borrower proves to have been inaccurate or false in any material respect when made; or
(vii)the Borrower fails to purchase the Second Interest Rate Cap or the Third Interest Rate Cap as and when required pursuant to Section 1.15 of this Agreement; or
(viii)the occurrence of any breach, default, event of default or failure of performance (however denominated) by any Guarantor under the Guaranty, the Environmental Indemnity, or any of the other Loan Documents (other than those specified in clause (vii) above), and the expiration of any applicable notice and/or cure period without the same having been cured; or
(ix)the Borrower shall be in default or violation, beyond any applicable notice, cure, and/or grace period, of any recorded conditions, covenants, or restrictions which benefit or burden the

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Mortgaged Premises, which default or violation does give rise to a lien against the Mortgaged Premises and/or the right of the non-defaulting party to take action against all or any portion of the Mortgaged Premises; or
(x)the death or permanent mental incompetency of any individual Guarantor, unless a replacement guarantor acceptable to the Administrative Agent, in its sole and absolute discretion, shall become liable by assumption under the Guaranty and the Environmental Indemnity within thirty (30) days of such death or permanent mental incompetency; or
(xi)any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Indebtedness, ceases to be in full force and effect (except solely through any action or inaction on the part of the Administrative Agent and/or any of the Lenders) or any Lien created by or purported to be created by the Collateral Documents ceases to be a valid, enforceable, and perfected first priority Lien, except to the extent expressly permitted by this Agreement and the other Loan Documents, or the filing of any amendment to or termination of a financing statement naming the Borrower as debtor and the Administrative Agent, on behalf of the Lenders, as secured party, or any correction statement with respect thereto, in any jurisdiction by any party other than the Administrative Agent or, at the direction of the Administrative Agent, the Servicer; or
(xii)the Borrower or any Guarantor or any affiliate of the Borrower or any Guarantor contests in any manner the validity or enforceability of this Agreement, the Environmental Indemnity, or any other Loan Document, or the Borrower or any Guarantor denies that it has any or further liability or obligation under this Agreement, the Environmental Indemnity, or any other Loan Document (other than as a result of the repayment in full of the Indebtedness), or purports to revoke, terminate, or rescind this Agreement or any other Loan Document; or
(xiii)except as otherwise expressly permitted by this Agreement, the Borrower shall have closed on any additional financing or shall have consented to the placing of any Lien on the Mortgaged Premises, whether such financing or Lien is prior to or subordinate to the Lien of the Security Instrument, without the prior express written consent of the Administrative Agent; or
(xiv)a default or event of default occurs under any lien, security interest or assignment covering the Mortgaged Premises (whether or not the Administrative Agent has consented, and without hereby implying the Administrative Agent’s consent, to any such lien, security interest, or assignment not created hereunder or expressly permitted hereby) which is not cured within any applicable grace or cure period, or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or
(xv)the termination, amendment, modification, renewal, substitution, replacement, or supplement of the Management Agreement without the Administrative Agent’s prior express written consent which is not cured within twenty (20) days from the date thereof; or
(xvi)the Borrower, any Guarantor or any other Person obligated to pay all or any portion of the Indebtedness (a) is liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, pursuant to a Delaware LLC Division), (b) divides into two or more Persons, including becoming a Delaware Divided LLC (whether or not the original Person survives such division),

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or (c) creates, or reorganizes into, one or more series pursuant to a Delaware LLC Division or otherwise; or
(xvii)the Borrower fails to complete any one or more of the Post-Closing Obligations on or before the applicable Completion Deadline(s); or
(xviii)the (a) occurrence of any breach, default, event of default, or failure of performance (however denominated) under the Ground Lease and the expiration of any applicable notice, grace, and/or cure period without the same having been cured and/or (b) the termination, amendment, modification, renewal, substitution, or supplement of, or the assignment of, all or any portion of the Ground Lease without the prior written consent of Lender.
8.2Remedies.
(i)The Administrative Agent and the Lenders are hereby authorized, from time to time, to make, authorize, or determine advances of Loan proceeds and other advances, or otherwise expend funds (hereinafter referred to as individually as a “Protective Advance” and collectively as “Protective Advances”), when the Administrative Agent and/or the Lenders, as applicable, deem(s) necessary or desirable, in their sole and absolute discretion, to preserve and/or protect (a) the priority, validity and enforceability of any Lien on, and security interests in, any Collateral and the instruments evidencing and securing the Loan, (b) any of the Collateral or any portion thereof (including, without limitation, for the payment of real estate taxes and assessments, insurance premiums, operation and management expenses, cost of improvements, maintenance, or repair, or in connection with the sale or other disposition thereof), and/or (c) the value of any of the Collateral. For the avoidance, neither the Administrative Agent nor the Lenders shall be required or obligated to make or to fund, any Protective Advances. The Borrower acknowledges and agrees that Protective Advances shall be Indebtedness and shall be secured by the Collateral. The Borrower agrees to pay all Protective Advances immediately on demand.
(ii)During the continuance of any Event of Default (other than an Event of Default described in clauses (iv) or (v) of Section 8.1 above), in addition to any other rights or remedies available to it pursuant to this Agreement or the other Loan Documents or at law or in equity, the Administrative Agent may take such action, without notice or demand, that the Administrative Agent deems advisable to protect and enforce its rights and the rights of the Lenders against the Borrower and in and to the Mortgaged Premises, including, without limitation, declaring the Indebtedness to be immediately due and payable, without notice or demand, and the Borrower hereby expressly waives any such notice or demand, anything contained in this Agreement or any other Loan Document to the contrary notwithstanding. Upon the occurrence of any Event of Default described in clauses (iv) or (v) of Section 8.1 above, the Indebtedness shall immediately and automatically become due and payable, without notice or demand, and the Borrower hereby expressly waives any such notice or demand, anything contained in this Agreement or any other Loan Document to the contrary notwithstanding. In furtherance of the foregoing, during the continuance of any Event of Default, the Administrative Agent may exercise any right or remedy available to the Administrative Agent and/or any of the Lenders under applicable Law or in equity, under this Agreement, the Notes, the Security Instrument, and under the other Loan Documents, including, without limitation, the following:
(a)the Administrative Agent shall have the right to apply on account of the Indebtedness (1) any monies held in any of the Reserves, (2) any monies held for the payment of, or as security for the payment of, any Impositions, insurance premiums, or any other charges, and

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(3) any other monies held as additional collateral for the Loan, including, without limitation, insurance proceeds and condemnation awards; and
(b)the right to exercise any and all remedies available to it under the Guaranty and/or the Environmental Indemnity, as applicable; and
(c)the right to exercise any and all remedies available to it under the Security Instrument, the Assignment of Leases, and the Security Agreement, including, without limitation, the right to foreclosure or exercise any power of sale under the Security Instrument; and
(d)the right to exercise any and all remedies available to it under the Assignment of Management Agreement and any of the other Loan Documents; and
(e)the right to exercise any and all rights and remedies available to it as a secured party under the UCC.
The Borrower hereby appoints the Administrative Agent as the Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if the Administrative Agent so elects, to do any of the following in the Borrower’s name upon the occurrence and during the continuance of an Event of Default: (a) endorse the name of the Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to the Borrower with respect to the Mortgaged Premises; (b) prosecute or defend any action or proceeding incident to the Mortgaged Premises; (c) pay, settle, or compromise all bills and claims regarding the Mortgaged Premises; (d) perform the obligations and exercise the rights of the Borrower under all Leases, guaranties, and other agreements to which it is a party or by which the Mortgaged Premises is bound, enter into Leases, guaranties and other agreements regarding the Mortgaged Premises and pay all leasing, operating, and capital expenses of the Mortgaged Premises; and (e) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of the Borrower, whether or not previously incorporated into the Improvements. Neither the Administrative Agent nor any Lender shall have any liability to the Borrower for the sufficiency or adequacy of any such actions taken by the Administrative Agent.
8.3Casualty Proceeds and Condemnation Awards. If, while any insurance proceeds or condemnation awards are being held by the Administrative Agent to reimburse the Borrower for the cost of rebuilding or restoration of buildings or improvements on the Mortgaged Premises, the Administrative Agent accelerates the Indebtedness, then and in such event, notwithstanding any term, condition, or provision hereof to the contrary, the Administrative Agent shall be entitled to apply all such insurance proceeds and condemnation awards then held by it in reduction of the Indebtedness (subject to the payment of the Prepayment Premium) and any excess held by it over the amount of Indebtedness then due hereunder shall be returned to the Borrower or any other party entitled thereto without interest.
8.4Costs of Collection and Enforcement. Upon the occurrence of an Event of Default, the Borrower hereby expressly agrees to pay all costs of collection and enforcement of every kind, including, without limitation, all attorneys’ fees and expenses, court costs, costs of title evidence and insurance, inspection and appraisal costs and expenses of every kind incurred by the Administrative Agent or any of the Lenders in connection with the protection or realization of any or all of the collateral or guaranties for the Indebtedness, whether or not any lawsuit is filed with respect thereto.

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8.5Rights Cumulative; No Waiver. The rights, powers, privileges, options, and remedies of the Administrative Agent as provided in this Agreement, the Notes, the Security Instrument, the other Loan Documents, or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together in the sole and absolute discretion of the Administrative Agent, and may be exercised as often as occasion therefor shall occur. Without limiting the generality of the foregoing, the Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable Law, the Administrative Agent and the Lenders are not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies, or privileges provided to the Administrative Agent and the Lenders under the Loan Documents shall remain in full force and effect until the Administrative Agent and the Lenders have exhausted all of their remedies. To the extent permitted by applicable Law, nothing contained in this Agreement or any Loan Document shall be construed as requiring the Administrative Agent or any Lender to resort to any portion of the Mortgaged Premises for the satisfaction of any of the Indebtedness in preference or priority to any other portion of the Mortgaged Premises, and the Administrative Agent and the Lenders may seek satisfaction out of the entire Mortgaged Premises or any part thereof, in their discretion. No delay or discontinuance in the exercise of any right, power, privilege, option, or remedy hereunder shall be deemed a waiver of such right, power, privilege, option, or remedy, nor shall the exercise of any right, power, privilege, option, or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option, or remedy. Without limiting the generality of the foregoing, the failure of the Administrative Agent after the occurrence of any Event of Default to exercise the Administrative Agent’s right to declare the Indebtedness remaining unmatured hereunder to be immediately due and payable or to exercise any other right or remedy available to the Administrative Agent and/or any of the Lenders under applicable Law or equity, under this Agreement, the Notes, the Security Instrument, and under the other Loan Documents shall not constitute a waiver of such right in connection with any future Event of Default. Acceleration of maturity, once elected by the Administrative Agent may be, in the Administrative Agent’s sole and absolute discretion, rescinded by the Administrative Agent’s written acknowledgment to that effect, but without limiting the foregoing, the tender and acceptance of partial payment or partial performance shall not, by itself, in any way affect or rescind such acceleration.
ARTICLE IX
THE ADMINISTRATIVE AGENT
9.1Appointment and Authorization of Administrative Agent.
(i)Each Lender (including each Lender originally named herein or who hereafter becomes a Lender hereunder) hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the terms, conditions, and provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto, subject to the terms conditions, and provisions of the Co-Lending Agreement.
(ii)Each Lender hereby agrees that, subject to the terms, conditions, and provisions of the Co-Lending Agreement, any action taken by the Administrative Agent in accordance with the provisions of this Agreement or any of the other Loan Documents, and the exercise by the Administrative Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

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9.2Co-Lending Agreement. The Administrative Agent acknowledges and agrees that the exercise of its rights and remedies hereunder is subject to the terms, conditions and provisions of the Co-Lending Agreement. The Borrower hereby acknowledges and agrees (i) that the relationship between the Lenders and the Administrative Agent is subject to the terms, conditions, and provisions of the Co-Lending Agreement, (ii) that the Administrative Agent is entering into this Agreement and the other Loan Documents in its capacity as administrative agent for the Lenders and for the benefit of the Lenders, (iii) that each representation, warranty, covenant, assignment, agreement, or security interest made or granted hereunder by the Borrower to or for the benefit of the Administrative Agent is being made or granted by the Borrower to or for the Administrative Agent for the benefit of the Administrative Agent and the Lenders, and (iv) the Borrower shall not be deemed to be a third party beneficiary to the Co-Lending Agreement and shall have no rights, interests or benefits thereunder.
ARTICLE X
MISCELLANEOUS
10.1Notices. All notices, demands, requests, and other communications desired or required to be given hereunder (hereinafter collectively referred to as “Notices”, and individually referred to as a “Notice”) shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices. All Notices shall be deemed given and effective upon the earliest to occur of: (a) the hand delivery of such Notice to the address for Notices; (b) one (1) Business Day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (c) three (3) Business Days after depositing the Notice in the United States mail as set forth in clause (iii) above; provided, however, that service of a Notice required by Texas Property Code § 51.002, as amended, shall be considered complete when the requirements of that statute are met. All Notices shall be sent to a party at its address specified on the signature page hereof, or to such other address as shall have been designated by the applicable party by Notice to the other party hereto.
10.2Errors and Omissions. The Borrower hereby consents and agrees that in the event it is determined by the Administrative Agent that any of the Loan Documents evidencing and/or securing the Loan misstates or inaccurately reflects the true and correct terms, conditions, and provisions of the Loan, and said misstatement or inaccuracy is due to (i) unilateral mistake on the part of the Administrative Agent or the Lenders, (ii) mutual mistake on the part of the Administrative Agent or the Lenders and the Borrower, or (iii) clerical or scrivener’s error, then, in such event, the Borrower shall, upon written request of the Administrative Agent, and for the purposes of correcting such misstatement or inaccuracy, (a) consent in writing to the Administrative Agent’s making of such revisions and substitutions to the executed Loan Documents and/or (b) execute and deliver such new or additional Loan Documents, in either case, as the Administrative Agent deems necessary in order to remedy said inaccuracy or mistake. The Borrower hereby covenants and agrees to comply with the written request of the Administrative Agent pursuant to this Section 10.2 within ten (10) days after the Borrower’s receipt thereof. In the event the Borrower fails or refuses to comply with the terms, conditions, and provisions of this Section 10.2, such failure or refusal shall constitute an immediate Event of Default without any grace or cure period and without further notice from the Administrative Agent or any of the Lenders, and, upon the occurrence of such Event of Default, the Administrative Agent shall have all of the rights and remedies against the Borrower as otherwise specified herein and in the other Loan Documents.

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10.3Loss of any Note or other Loan Document. Upon written notice from the Administrative Agent of the loss, theft, or destruction of any Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to the Borrower from the applicable Lender, or in the case of mutilation of a Note, upon surrender of the mutilated Note, the Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Document(s) were lost or mutilated, upon written notice from the Administrative Agent of such loss or mutilation, the Borrower agrees to execute and deliver replacement Loan Document(s) in the same form of such Loan Document(s) that were lost or mutilated. Within ten (10) days after the Borrower’s receipt of any such written notice from the Administrative Agent under this Section 10.3, the Borrower covenants and agrees to provide such new note or new Loan Document(s), as applicable. In the event the Borrower fails or refuses to comply with the terms, conditions, and provisions of this Section 10.3, such failure or refusal shall constitute an immediate Event of Default without any grace or cure period and without further notice from the Administrative Agent or any of the Lenders, and, upon the occurrence of such Event of Default, the Administrative Agent shall have all of the rights and remedies against the Borrower as otherwise specified herein and in the other Loan Documents.
10.4General Indemnification.
(i)The Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the General Indemnitees from and against any and all Losses imposed upon or incurred by or asserted against any General Indemnitees and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) the Borrower using the proceeds of the Loan for any purpose other than as contemplated under this Agreement and the other Loan Documents; (b) the failure of the Borrower to perform any obligations as and when required by this Agreement or any of the other Loan Documents; (c) any failure at any time of any of the Borrower’s representations or warranties to be true and correct in any material respect; (d) any accident, injury to, or death of persons or loss of or damage to property occurring in, on, or about the Mortgaged Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property, or adjacent parking areas, streets, or ways; (e) any use, nonuse, or condition in, on, or about the Mortgaged Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property, or adjacent parking areas, streets or ways; (f) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Premises or any part thereof; (g) any failure of the Mortgaged Premises to be in compliance with any applicable Laws; (h) any and all claims, demands, or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (i) the payment of any commission, charge, or brokerage fee to anyone which may be payable in connection with the funding of the Loan; (j) the non-payment of any documentary stamp tax or intangibles tax which is required to be paid in connection with the recording of the Security Instrument against the Mortgaged Premises (net of any recovery to the Administrative Agent under a mortgage tax endorsement to the Title Insurance Policy), or otherwise resulting from or arising out of the Administrative Agent’s acceptance of the assignment of the existing notes, mortgages, and other loan documents encumbering the Mortgaged Premises as of the Closing Date, or (k) otherwise relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event, or transaction related or attendant thereto.
(ii)The Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the General Indemnitees from and against any and all Losses imposed upon or incurred by or asserted against any General Indemnitees and directly or indirectly arising out of or in any way relating to a breach of the covenants, representations and warranties set forth in Section 3.12 of this Agreement.

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(iii)Upon written request by any General Indemnitee, the Borrower shall defend such General Indemnitee (if requested by any General Indemnitee, in the name of the General Indemnitee) by attorneys and other professionals approved by the General Indemnitees. Notwithstanding the foregoing to the contrary, any General Indemnitees may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the General Indemnitees, their attorneys shall control the resolution of any claim or proceeding. Upon demand, the Borrower shall pay or, in the sole discretion of the General Indemnitees, reimburse, the General Indemnitees for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories, and other professionals in connection therewith. Any amounts payable to any General Indemnitee by reason of the application of this Section 10.4 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by such General Indemnitee until paid in full.
(iv)The Borrower shall, at its sole cost and expense, protect, defend, indemnify, release, and hold harmless the General Indemnitees from and against any and all Losses imposed upon or incurred by or asserted against any General Indemnitees and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, the Notes, or any of the other Loan Documents other than income tax incurred from income to the Lenders from this Loan.
(v)The Borrower’s indemnification obligations set forth above in this Section 10.4 shall survive any termination or expiration of the Loan Documents evidencing or securing the Loan and/or the repayment of the Indebtedness, including, without limitation, any foreclosure of the Security Instrument or deed-in-lieu of foreclosure thereof, it being understood and agreed that the indemnity given herein is independent of the Indebtedness and the Loan Documents.
10.5Costs and Expenses. The Borrower hereby covenants and agrees upon demand to pay, or reimburse the Administrative Agent and the Lenders for, all of the Administrative Agent’s and the Lenders’ respective external legal costs and expenses and all internal and external servicing, administration, audit, appraisal, valuation, travel, and investigation fees, costs and expenses and for all other fees, costs, and expenses of every type and nature (including, without limitation, the expenses, disbursements, and reasonable fees of any external attorneys retained by any of the Lenders, the Administrative Agent, or any servicers, administrators, auditors, accountants, appraisers, insurance and environmental advisers, and other consultants retained or employed by any of the Lenders or the Administrative Agent) incurred by any of the Lenders or the Administrative Agent in connection with (i) the protection of the Liens held by the Administrative Agent, on behalf of the Lenders, in and to the Mortgaged Premises and the other Collateral, including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs, and corporate search fees, (ii) the administration of the Loan, the Notes, the other Loan Documents, the Mortgaged Premises, and the other Collateral including, without limitation, (a) the administration and servicing of any reserve, including, without limitation, establishing, maintaining, and/or replacing any reserve and/or deposit and the servicing and administration of any deposits therein, (b) the collection and administration of any casualty proceeds and/or condemnation awards, (c) the administration, monitoring, and servicing of any Post-Closing Obligations, (d) the negotiation, documentation, and closing of any assumption of the Loan, (e) the negotiation, documentation, and closing of any amendment or modification of the Loan or any of the Loan Documents, (f) the review of any Leases required or permitted to be reviewed by the Administrative Agent or any Lender under the terms of this Agreement and/or the other Loan Documents, (g) the negotiation, documentation, and closing of any partial releases of any Collateral and/or any lot line adjustments with respect to the Collateral, including, without limitation, the Mortgaged Premises, (h) the replacement of any Property Manager, including, without limitation, the negotiation, documentation, and closing of any

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Assignment of Management Agreement in connection therewith, and (i) consultation with attorneys in connection with any of the foregoing and in connection with any amendment, waiver, or consent required or requested hereunder or in connection with any of the foregoing, and (iii) the protection, collection, or enforcement of any of the Indebtedness.
10.6Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, and the other Loan Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by the Administrative Agent in writing. This Agreement and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the parties of the applicable Loan Document. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.
10.7Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (such as a “pdf” file) will be effective as delivery of a manually executed counterpart of the Agreement.
10.8Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that provision shall be deemed severed from this Agreement and the other Loan Documents and the validity, legality, and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement and the other Loan Documents; provided, however, that if any Note Rate or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectability therefor, is declared to be or become invalid, illegal, or unenforceable, the obligations to make any Advance under this Agreement or any of the Loan Documents shall not be enforceable by the Borrower.
10.9Setoff. In the event that an Event of Default shall have occurred and shall be continuing, the Administrative Agent and the Lenders are hereby authorized by the Borrower at any time and from time to time, without notice, (i) to set off against, and to appropriate and apply to the payment of, the Indebtedness of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Administrative Agent and/or the Lenders to the Borrower under the Loan Documents (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Indebtedness and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such by the Administrative Agent and/or the Lenders in their sole discretion may elect. The Borrower hereby grants to the Administrative Agent and the Lenders, as applicable, a security interest in all deposits and accounts maintained with, and all other assets of the Borrower in the possession of, the Administrative

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Agent and/or the Lenders. The rights of the Lenders under this Section 10.9 are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent and/or the Lenders may have. The Borrower agrees that, to the fullest extent permitted by Law, any affiliate of the Administrative Agent and/or the Lenders, and any holder of a participation in any Indebtedness of the Borrower under this Agreement, shall have the same rights of setoff as the Administrative Agent and the Lenders as provided in this Section 10.9 regardless of whether such affiliate or participant otherwise would be deemed a creditor of the Borrower.
10.10Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises any right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depositary (including Administrative Agent, any Lender or its or their affiliates) for returned items or insufficient collected funds, or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Note Rate from time to time in effect.
10.11Secondary Market Transaction. The Borrower acknowledges that the Administrative Agent, on behalf of the Lenders, may effectuate a Secondary Market Transaction. The Borrower shall cooperate in good faith with the Administrative Agent and the Lenders in effecting any such Secondary Market Transaction; provided, however, that the Borrower shall not be required to modify any Loan Documents if such modification would (i) increase the interest rate payable under the Notes, (ii) shorten the period until the stated maturity of the Loan, (iii) modify the amortization of principal of the Loan, or (iv) modify any other material term of the Indebtedness. The Administrative Agent, on behalf of the Lenders, shall be permitted to share all information provided in connection with the Loan with the investors, investment banking firms, accounting firms, law firms, and other third-party firms involved with the Loan Documents or the applicable Secondary Market Transaction.
10.12Component Notes. The Administrative Agent, on behalf of the Lenders, without in any way limiting the Administrative Agent’s or any Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require the Borrower to execute and deliver “component” notes (which may include senior and junior notes), which notes may be paid in such order of priority as may be designated by the Administrative Agent, on behalf of the Lenders, provided that (i) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, (ii) the weighted average interest rate of all such “component” notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes, (iii) the debt service payments on all such “component” notes shall on the date created equal the debt service payment which was due under the Loan immediately prior to the creation of such component notes, and (iv) the other terms and provisions of each of the “component” notes shall be identical in substance and substantially similar in form to the Loan Documents. The Borrower shall cooperate with all reasonable requests of the Administrative Agent or the Lenders in order to establish the “component” notes and shall execute and deliver such documents as shall reasonably be required by the Administrative Agent or the Lenders in connection therewith, all in form and

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substance reasonably satisfactory to the Administrative Agent and the Lenders, including, without limitation, the severance of security documents if requested. It shall be an immediate Event of Default if the Borrower fails to comply with any of the terms, covenants or conditions of this Section 10.12.
10.13Cooperation with Syndication. The Borrower acknowledges that the Administrative Agent, on behalf of the Lenders, may elect to syndicate a portion of the Loan to one or more lenders (hereinafter referred to as the “Syndication”) and in connection therewith, the Borrower will take all actions as the Administrative Agent, on behalf of the Lenders, may reasonably request to assist the Administrative Agent and the Lenders in the Syndication effort.
10.14Assignments and Participations of the Loan. During the term of the Loan, without notice to the Borrower, any Lender may at any time (i) assign or sell all or any portion of its rights and obligations under the Loan Documents to one or more lenders, financial institutions, or other Persons or (ii) grant or sell participation interests in the Loan to one or more lenders, financial institutions, or other Persons, and the Administrative Agent may at any time assign, sell, or otherwise transfer its rights, duties, obligations, and responsibilities under the Loan Documents to one or more lenders, financial institutions, or other Persons. All information regarding the Borrower, each Guarantor, and/or the Mortgaged Premises in the possession of such Lender may be furnished, without liability of the Administrative Agent, such Lender or any other Lender, to any prospective assignee or participant in the Loan.
10.15Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower hereby covenants and agrees that it shall not assert, and hereby waives, any claim against any General Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan, or the use of the proceeds thereof. No General Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
10.16Disclosure of Information. The Administrative Agent and/or the Lenders may disclose information relating to the Borrower and any Guarantor or any of their respective businesses, including information regarding their financial condition and property, and the amount of Indebtedness owed to the Administrative Agent and/or the Lenders and the terms, conditions and other provisions applicable thereto to its affiliates, and to any of its partners, directors, officers, employees, agents, trustees, advisors, and representatives or to any other Persons as the Administrative Agent and/or the Lenders shall deem advisable for the conduct of its business, provided that such parties shall maintain the confidentiality of such information.
10.17Binding Effect. This Agreement shall be binding upon the parties hereto and thereto and their respective successors and assigns.
10.18Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State without regard to its conflict of laws principles. The Borrower, any Guarantor, and all Persons in any manner obligated to the Administrative Agent and/or the Lenders under the Loan Documents

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consent to the jurisdiction of any federal or state court within the State having proper venue and also consent to service of process by any means authorized by the State or federal Law.
10.19Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.
10.20Status of Parties. The relationship between the Lenders and the Borrower is solely that of lender and borrower. The Lenders have no fiduciary or other special relationship with or duty to the Borrower and none is created by the Loan Documents. The relationship between the Administrative Agent and the Borrower is solely that of administrative agent, on behalf of the lenders, and borrower. The Administrative Agent has no fiduciary or other special relationship with or duty to the Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between the Borrower and the Lenders or between the Borrower and the Administrative Agent or in any way make the Lenders or the Administrative Agent a co-principal with the Borrower with reference to the Mortgaged Premises or otherwise. In no event shall the Administrative Agent’s or any of the Lender’s rights and interests under the Loan Documents be construed to give the Administrative Agent or any such Lender the right to control, or be deemed to indicate that the Administrative Agent or any such Lender is in control of, the business, properties, management or operations of the Borrower.
10.21No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and benefit of the Borrower, the Administrative Agent, and the Lenders. No trust fund is created by this Agreement and no other Persons will have any right of action under this Agreement or any right against the Administrative Agent or the Lenders to obtain any proceeds of the Loan.
10.22Brokerage Fee. The Borrower represents to the Administrative Agent and the Lenders that no broker or other Person is entitled to a brokerage fee or commission as a result of the Borrower’s actions or undertakings in connection with the Loan and agrees to defend, indemnify, and hold the Administrative Agent and the Lenders harmless from and against all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any.
10.23Administrative Agent’s Agents. The Administrative Agent may designate an agent or independent contractor to exercise any of the Administrative Agent’s rights under this Agreement and any of the other Loan Documents, including, without limitation, the Servicer. Any reference to the Administrative Agent in any of the Loan Documents shall include the Administrative Agent’s agents, employees, or independent contractors, including, without limitation, the Servicer, to the limited extent that the Administrative Agent has delegated any of its authority hereunder (in accordance with the terms, conditions, and provisions of this Agreement) to any such agent or independent contractor. The Borrower shall pay the actual costs of such agent or independent contractor, including, without limitation, the Servicer, either directly to such Person or to the Administrative Agent in reimbursement of such costs, as applicable, except as limited or otherwise provided for herein.
10.24Inconsistencies. In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.

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10.25Time . Time is of the essence of each and every term of this Agreement and the other Loan Documents.
10.26Headings. Section headings in this Agreement are included for convenience of reference only and shall not be given any substantive effect.
10.27Attorney-in-Fact. The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and the Servicer, as agent for the Administrative Agent, as its true and lawful attorney-in-fact, with full power of substitution, solely during an ongoing Event of Default under any of the Loan Documents, to execute, acknowledge, and deliver any instruments and to exercise and enforce every right, power, remedy, option, and privilege of the Borrower with respect to the Collateral, and do in the name, place and stead of the Borrower, all such acts, things and deeds for and on behalf of and in the name of the Borrower, which the Borrower could or might do or which the Administrative Agent may deem necessary or desirable to more fully vest in the Administrative Agent the rights and remedies provided for herein. The foregoing powers of attorney are irrevocable and coupled with an interest. Any costs and expenses incurred by the Administrative Agent and/or the Servicer, as agent for the Administrative Agent in connection therewith shall be immediately paid or reimbursed by the Borrower.
10.28Electronic Transmission of Data. The Administrative Agent, the Lenders, and the Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the internet. This data may be transmitted to, received from or circulated among agents and representatives of the Borrower, the Administrative Agent, the Lenders, and/or their respective affiliates and other persons involved with the subject matter of this Agreement. The Borrower acknowledges and agrees that (i) there are risks associated with the use of electronic transmission and that the Administrative Agent and the Lenders do not control the method of transmittal or service providers, (ii) the Administrative Agent and the Lenders have no obligation or responsibility whatsoever, and assume no duty or obligation, for the security, receipt or third party interception of any such transmission, and (iii) THE BORROWER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY THE ADMINISTRATIVE AGENT AND THE LENDERS FOR, FROM AND AGAINST ANY CLAIM, DAMAGE OR LOSS, INCLUDING THAT ARISING IN WHOLE OR PART FROM THE LENDERS’ AND/OR THE ADMINISTRATIVE AGENT’S STRICT LIABILITY OR SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE, WHICH IS RELATED TO THE ELECTRONIC TRANSMISSION OF DATA.
10.29WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND AGREE THAT NONE OF THE BORROWER, THE ADMINISTRATIVE AGENT, OR ANY LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS RECOGNIZE THAT ANY DISPUTE ARISING IN CONNECTION WITH THE LOAN IS LIKELY TO BE COMPLEX AND CONSEQUENTLY THEY WISH TO STREAMLINE AND MINIMIZE THE COST OF THE DISPUTE RESOLUTION PROCESS BY AGREEING TO WAIVE THEIR RIGHTS TO A JURY TRIAL.

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ARTICLE XI
STATE-SPECIFIC PROVISIONS
11.1State-Specific Provisions. The state-specific provisions set forth and contained in this Article XI, to the extent inconsistent with the remaining terms, conditions, and provisions of this Agreement, shall supersede said inconsistent provisions and, in the event of such conflict, govern and control.
11.2Acknowledgement. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTIONS 5.4, 6.16, AND 10.4 OF THIS AGREEMENT) WHICH, IN CERTAIN CIRCUMSTANCES, INCLUDE AN INDEMNIFICATION BY THE BORROWER OF THE INDEMNIFIED PARTIES FROM CLAIMS OR LOSSES ARISING AS A RESULT OF ANY INDEMNIFIED PARTY’S OWN NEGLIGENCE, BUT NOT TO THE EXTENT ARISING AS A RESULT OF ANY INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR WHICH ARISE IN STRICT LIABILITY OR ARISE UNDER CERCLA.
11.3Limitations. It is expressly stipulated and agreed to be the intent of the Borrower and the Administrative Agent at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness evidenced by the Notes and the “Related Indebtedness” (as such term is hereinafter defined) (or applicable United States federal Law to the extent that it permits the Administrative Agent to contract for, charge, take, reserve or receive a greater amount of interest than under Texas Law). If the applicable Law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to this Agreement, the Notes, any of the other Loan Documents or any other communication or writing by or between the Borrower and the Administrative Agents or the Lenders related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of the Administrative Agent’s or any Lender’s exercise of the option to accelerate the maturity of the Notes and/or any and all Indebtedness paid or payable by the Borrower to the Lenders pursuant to this Agreement or any Loan Document other than the Notes (such other indebtedness being referred to in this Section 11.3 as the “Related Indebtedness”), or (c) the Borrower will have paid or the Lenders will have received by reason of any prepayment by the Borrower of the Notes and/or the Related Indebtedness, then it is the Borrower’s and the Lenders’ express intent that all amounts charged in excess of the “Maximum Rate” (as such term is hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by any Lender shall be credited on the principal balance of the Notes and/or the Related Indebtedness (or, if the Notes and the Related Indebtedness have been or would thereby be paid in full, refunded to the Borrower), and the provisions of this Agreement, the Notes and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes have been paid in full before the end of the stated term of the Notes, then the Borrower and the Lenders agree that the Lenders shall, with reasonable promptness after the Lenders discover or are advised by the Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to the Borrower and/or credit such excess interest against the Notes then owing by the Borrower to the Lenders. The Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against the Lenders, the Borrower will provide written notice to the Administrative Agent and the Lenders, advising the Lenders in reasonable detail of the nature and amount

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of the violation, and the Lenders shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to the Borrower or crediting such excess interest against the Notes then owing by the Borrower to the Lenders. All sums contracted for, charged, taken, reserved or received by the Lenders for the use, forbearance or detention of any debt evidenced by the Notes and/or the other Loan Documents shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes does not exceed the Maximum Rate from time to time in effect and applicable to the Notes for so long as debt is outstanding. To the extent that the Lenders are relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Notes, the Lenders will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal Law permits the Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, the Lenders will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, the Lenders may, at their option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to the Borrower as provided by applicable law now or hereafter in effect. For purposes of this Agreement, “Maximum Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by the Lenders in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits the Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law).
11.4TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE. (a) THE BORROWER IS REQUIRED TO (i) KEEP THE MORTGAGED PREMISES INSURED AGAINST DAMAGE IN THE AMOUNTS SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS AS PROVIDED HEREIN; AND (iii) NAME THE ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (b) SUBJECT TO THE PROVISIONS HEREOF, THE BORROWER MUST, IF REQUIRED BY THE ADMINISTRATIVE AGENT, DELIVER TO THE ADMINISTRATIVE AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF THE PREMIUMS; AND (c) SUBJECT TO THE PROVISIONS HEREOF, IF THE BORROWER FAILS TO MEET ANY REQUIREMENTS LISTED ABOVE, THE ADMINISTRATIVE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF THE BORROWER AT THE BORROWER’S EXPENSE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

WITNESS: /s/ Leticia L. Silva Name: Leticia L. Silva	BORROWER: COLLEGE STATION 1892 PROPERTIES, L.L.C., a Texas limited liability company By: /s/ Erin D. Pickens Name: Erin D. Pickens Title: Senior Vice President
Notice Address: College Station 1892 Properties, L.L.C. 212 Lavaca Street, Suite 300 Austin, Texas 78701 Attention: Erin D. Pickens
With a copy to: Armbrust & Brown, PLLC 100 Congress Avenue, Suite 1300 Austin, Texas 78701 Attention: Kenneth Jones, Esq.

[SIGNATURES CONTINUED ON NEXT PAGE]

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Voya Loan No. 30340

ADMINISTRATIVE AGENT: VOYA INVESTMENT MANAGEMENT LLC, a Delaware limited liability company By: /s/ Dan Siegenthaler Name: Dan Siegenthaler Title: Senior Vice President

Notice Address:

Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 500
Atlanta, Georgia 30327-4349
Attention: Mortgage Loan Servicing Department

and
Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 500
Atlanta, Georgia 30327-4349
Attention: Real Estate Law Department

With a copy to: Bryan Cave Leighton Paisner LLP One Atlantic Center, 14th Floor 1201 W. Peachtree Street N.W. Atlanta, Georgia 30309 Attention: Johnny D. Latzak, Jr., Esq.

[SIGNATURES CONTINUED ON NEXT PAGE]

[LOAN AGREEMENT]

Voya Loan No. 30340

LENDER NO. 1:

BRIGHTHOUSE LIFE INSURANCE COMPANY,
a Delaware corporation

By:    Voya Investment Management Co. LLC,
    a Delaware limited liability company,
    as Authorized Agent

    By: /s/ Dan Siegenthaler
 Name: Dan Siegenthaler
 Title: Senior Vice President

Notice Address:

Brighthouse Life Insurance Company
c/o Voya Investment Management LLC
5780 Powers Ferry Road, NW, Suite 500
Atlanta, Georgia 30327-4349
Attention: Mortgage Loan Servicing Department

and
Voya Investment Management LLC
5780 Powers Ferry Road, NW, Suite 500
Atlanta, Georgia 30327-4349
Attention: Real Estate Law Department

With a copy to: Bryan Cave Leighton Paisner LLP One Atlantic Center, 14th Floor 1201 W. Peachtree Street N.W. Atlanta, Georgia 30309 Attention: Johnny D. Latzak, Jr., Esq.

[END OF SIGNATURES]

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Voya Loan No. 30340

JOINDER OF SERVICER

    The undersigned hereby covenants, agrees, and acknowledges that it will perform and be bound by all of the terms, conditions, provisions, obligations, liabilities, and undertakings, whether now existing or hereafter arising, under Article VI of that certain Loan Agreement (hereinafter referred to as the “Loan Agreement”) dated March 7, 2025, executed by and among COLLEGE STATION 1892 PROPERTIES, L.L.C., a Texas limited liability company, as borrower, VOYA INVESTMENT MANAGEMENT LLC, a Delaware limited liability company, in its capacity as the administrative agent on behalf of the “Lenders” (as such term is defined in the Loan Agreement), and the Lenders party thereto, as lenders, to which this Joinder of Servicer is attached. The undersigned acknowledges receipt of a fully executed copy of the Loan Agreement and that the undersigned has read, understands, and accepts the terms, conditions, and provisions of Article VI thereof.

WITNESS: /s/ Stephanie Barnon Name: Stephanie Barnon	SERVICER: JLL REAL ESTATE CAPITAL, LLC, a Delaware limited liability company By: /s/ Allison Ethridge Name: Allison Ethridge Title: Senior Director
Notice Address: JLL Real Estate Capital, LLC 4200 Westheimer, Suite 1400 Houston, Texas 77027 Attention: Servicing Manager

[END OF JOINDER OF SERVICER]

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EXHIBIT 1-1

DEFINED TERMS

1.1    Defined Terms. The terms set forth in this Section 1.1 shall have the following meanings:

“Acceptable Provider” shall mean a counterparty that (i) has, and at all times maintains, a long-term unsecured debt rating of at least “A-” from Standard & Poor’s Ratings Group and a long-term unsecured debt or counterparty rating of at least “A3” from Moody’s Investor Services, Inc., (ii) satisfies all eligibility, suitability, and other requirements under the Commodity Exchange Act and Commodity Futures Trading Commission regulations, and (iii) is otherwise acceptable to the Administrative Agent.

“ACH Payments” shall have the meaning assigned and ascribed to such term in Section 1.3(ii) of this Agreement.
“ADA” shall mean the Americans with Disabilities Act of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as now or hereafter amended or modified from time to time, together with each of the regulations promulgated thereunder, as now or hereafter amended or modified from time to time.

“Administrative Agent” shall have the meaning assigned and ascribed to such term as set forth in the preamble of this Agreement.

“Advance” or “Advances” shall mean the advance made under the Loan on the Closing Date.

“Agreement” shall have the meaning assigned and ascribed to such term as set forth in the preamble of this Agreement.

“Anti-Corruption Laws” shall mean (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (ii) the UK Bribery Act 2010, as amended, and (iii) any other anti-bribery or anti-corruption laws, regulations, or ordinances in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business.

“Anti-Money Laundering Laws” shall mean applicable laws, rules, or regulations in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanction programs, and embargos, import/export licensing, money laundering or bribery, including, without limitation, the following: (i) Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001); (ii) the USA Patriot Act; (iii) The Trading With the Enemy Act, 50 U.S.C. App. §§ 1-44; (iv) The International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; (v) The Iraqi Sanctions Act, Pub.L. 101-513, secs. 586-586J, 104 Stat. 2047-55; (vi) The United Nations Participation Act, 22 U.S.C. § 287c; (vii) The International Security and Development Cooperation Act, 22 U.S.C. §§ 2349aa-8 and -9; (viii) The Cuban Democracy Act, 22 U.S.C. § 6001-10; (ix) The Cuban Liberty and Democratic Solidarity (LIBERTAD) Act, 22 U.S.C. §§ 6021-91; (x) The Antiterrorism and Effective Death Penalty Act (enacting 8 U.S.C. § 219, 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B); (xi) The Foreign Narcotics Kingpin Designation Act, 21 U.S.C. §§ 1901-1908, 8 U.S.C. § 1182; (xii) the Laws comprising or implementing the Bank Secrecy Act;

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and (xiii) the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

    “Assignment of Interest Rate Cap Agreement” shall mean, individually and collectively, as the context may require, (i) that certain Collateral Assignment of Interest Rate Protection Agreement dated of even date herewith, executed by the Borrower, as assignor, in favor of the Administrative Agent, as assignee, and (ii) any other assignment of interest rate cap agreement that may be from time to time entered into with respect to any Interest Rate Cap, as any of the foregoing agreements may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.
“Assignment of Leases” shall mean that certain Absolute Assignment of Rents and Leases dated of even date herewith, executed by the Borrower, as assignor, in favor of the Administrative Agent, as assignee, as said Absolute Assignment of Rents and Leases may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Assignment of Management Agreement” shall mean a collective reference to (i) that certain Assignment and Subordination of Property Management Agreement dated of even date herewith, executed by and among the Borrower, the Property Manager, and the Administrative Agent, (ii) that certain Assignment and Subordination of Leasing Agency Agreement dated of even date herewith, executed by and among the Borrower, Leasing Agent, and the Administrative Agent, and (iii) any other assignment and subordination agreement that may be from time to time entered into with respect to any management agreement or leasing agreement with respect to the Mortgaged Premises which agreement is executed by and among the Borrower, any Property Manager, and the Administrative Agent, as any of the foregoing agreements may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Authorized Person” shall mean the individual managing member, the individual general partner, or the chief financial officer of the Borrower, or, if no such Person exists, the Person who is duly authorized by all appropriate action to certify on behalf of the Borrower the accuracy of the financial reports, balance sheets, income statements, cash flow statements, delinquency reports, rent rolls, and other financial information delivered to the Administrative Agent pursuant to Section 3.10(i) of this Agreement.
“Bank” shall have the meaning assigned and ascribed to such term as set forth in Section 6.1 of this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101 et seq., as the same may be amended or modified from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

“Borrower” shall have the meaning assigned and ascribed to such term as set forth in the preamble of this Agreement.

“Borrowing Group” shall mean, individually and collectively, as the context may require, (i) the Borrower, (ii) each Guarantor, (iii) the controlling owners of the Borrower and/or each Guarantor, and (iv) any affiliate or agent of any of the foregoing.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close; provided that, when used in connection with the SOFR Rate, the term “Business

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Day” means any such day that is not a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. Unless specifically referenced in this Agreement as a “Business Day”, all references to “days” shall be to calendar days.

“Closed Period” shall have the meaning assigned and ascribed to such term as set forth in Section 1.8(i) of this Agreement.

“Closing Date” shall mean the date of the execution and delivery of this Agreement by the parties hereto.

“CME’s Website” shall mean the website of CME Group Benchmark Administration Limited (CBA), currently at http://www.cmegroup.com/market-data, or any successor source for Term SOFR identified as such by the SOFR Administrator from time to time.

“Co-Lending Agreement” shall mean any Co-Lending and Servicing Agreement entered into or to be entered into by and among the Administrative Agent, as administrative agent, and certain of the Lenders in connection with the Loan, as the same may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Collateral” shall mean (i) the real estate and other property encumbered by the Security Instrument, and (ii) all other security pledged pursuant to this Agreement and the Collateral Documents, including, without limitation, the Mortgaged Premises.

“Collateral Document” and “Collateral Documents” shall mean a collective reference to the Security Instrument, the Assignment of Leases, the Financing Statements, the Security Agreement, the Assignment of Management Agreement, the Assignment of Interest Rate Cap Agreement, and any other agreement, instrument, or document that creates or purports to create a Lien in favor of the Administrative Agent, for the benefit of the Lenders.

“Commitment” shall mean, as to any Lender, the maximum dollar amount which such Lender has agreed to loan to the Borrower pursuant to the terms and subject to the conditions and other provisions of this Agreement, as such Commitment is initially set forth on Exhibit 1-2 attached hereto and made a part hereof, as such Lender’s Commitment may be modified pursuant to the terms, conditions, and provisions of this Agreement.

“Commitments” shall mean the aggregate of each Lender’s Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Completion Deadlines” shall have the meaning assigned and ascribed to such term as set forth in Section 3.17 of this Agreement.

“Compliance Authority” shall mean a collective reference to each and all of the following: (i) the United States of America, including, without limitation, the U.S. Treasury Department/Office of Foreign Assets Control, the U.S. Treasury Department/Financial Crimes Enforcement Network, the U.S. State Department/Directorate of Defense Trade Controls, the U.S. Commerce Department/Bureau of Industry and Security, the U.S. Internal Revenue Service, the U.S. Justice Department, and the U.S. Securities and

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Exchange Commission; (ii) the United Nations Security Council; (iii) the European Union; (iv) the United Kingdom, including, without limitation, Her Majesty’s Treasury (“HMT”); (v) any successor agency, authority, board, bureau, commission, department, or instrumentality with respect to any of the foregoing; and (vi) any other governmental or relevant sanctions authority with jurisdiction over any Person within the Borrowing Group.

“Conforming Changes” shall mean any technical, administrative, or operational changes (including, without limitation, changes to the definition of “Business Day”, the definition of “Monthly Interest Accrual Period”, the definition of “Term SOFR”, or any similar or analogous definition, the timing, methodology, and frequency of determining rates and making payments of interest, prepayment provisions, and other technical, administrative, or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the SOFR Rate or any Substitute Index or Successor Rate and to permit the administration thereof by the Administrative Agent.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person through the ownership of voting securities, beneficial interests, or by contract. The definition is to be construed to apply equally to variations of the word “Control,” including “Controlled,” “Controlling” or “Controlled by”.

“Crowdfunded Person” shall mean an individual person or entity capitalized primarily by monetary contributions (i) of less than Thirty-Five Thousand and 00/100 Dollars ($35,000.00) each from more than thirty-five (35) investors who are individuals, or (ii) which are funded primarily (a) in reliance upon Regulation Crowdfunding promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and/or (b) through internet-mediated registries, platforms or similar portals, mail-order subscriptions, benefit events and/or other similar methods.

“Debtor Relief Law” and “Debtor Relief Laws” shall mean any Federal, state, or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the rights of creditors, including the Bankruptcy Code, as in effect from time to time.

“Default” shall mean any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” shall have the meaning assigned and ascribed to such term as set forth in Section 1.11(ii) of this Agreement.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Disqualified Person” shall mean any Person which (i) fails to meet any of Administrative Agent’s or any Lender’s applicable “know-your-customer” requirements or policies or Anti-Money Laundering

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Laws, (ii) engages in the manufacturing, distribution, or sale of tobacco products as their primary business activity (retailers that sell tobacco products as part of a much larger product mix (e.g., grocers and convenience stores) shall not be deemed to be selling tobacco products as their primary business activity for purposes of this provision), or (iii) is otherwise not acceptable to the Administrative Agent, on behalf of the Lenders, in its sole and absolute discretion.

“Draw Review Firm” shall mean an independent third-party firm retained by the Administrative Agent for the purposes of performing tasks and services in connection with the Loan and this Agreement, including, without limitation, any Advance and any disbursement from any Reserve.

“Employee Benefit Plan” shall have the meaning assigned and ascribed to such term as set forth in Section 3.1(xii) of this Agreement.

“Enforcement or Remedial Action” shall mean and include any action taken by any Person in an attempt or asserted attempt to enforce, to achieve compliance with, or to collect or impose assessments, penalties, fines, or other sanctions provided by, any Environmental Law.

“Environmental Indemnity” shall mean, individually and collectively, as the context may require, (i) that certain Environmental Indemnification Agreement dated of even date herewith executed by the Borrower and the Initial Guarantor in favor of the Administrative Agent, and (ii) any other environmental indemnification agreement that may be from time to time entered into in connection with the Loan, as any of the foregoing agreements may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Environmental Law” and “Environmental Laws” shall mean and include any federal, state, or local law, statute, regulation, or ordinance pertaining to health, industrial hygiene, or the environmental or ecological conditions on, under, or about the Mortgaged Premises, including, without limitation, each of the following (and their respective successor provisions): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sections 9601 et seq. (hereinafter referred to as “CERCLA”); the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. sections 6901 et seq. (hereinafter referred to as “RCRA”); the Federal Hazardous Materials Transportation Act, as amended, 49 U.S.C. sections 5101 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. sections 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sections 1251 et seq.; and any corresponding state laws or ordinances, together with the rules, regulations, and ordinances of the U.S. Environmental Protection Agency and of all other federal, state, county and municipal agencies, boards, commissions, and other governmental bodies and officers having jurisdiction over the Mortgaged Premises or the use or operation of the Mortgaged Premises.

“Environmental Liability” shall mean and include any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage (including consequential damage), injury, judgment, assessment, penalty, fine, cost of Enforcement or Remedial Action, or any other cost or expense whatsoever, including, without limitation, attorneys’ fees, costs, and disbursements, resulting from or arising out of the violation or alleged violation of any Environmental Law, any Enforcement or Remedial Action, or any alleged exposure of any Person or property to any Hazardous Substance.

“Equity Deposit” shall have the meaning assigned and ascribed to such term as set forth in Section 6.4(i) of this Agreement.

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“Equity Reserve” shall have the meaning assigned and ascribed to such term as set forth in Section 6.4(i) of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

“Event of Default” shall have the meaning ascribed and assigned to such term as set forth in Section 8.1 of this Agreement.

“Financing Statements” shall mean the financing statements which the Administrative Agent may from time to time require in order to perfect the security interest granted to the Administrative Agent in and to the Collateral pursuant to the UCC.

“Floating Index” shall mean, with respect to any Monthly Interest Accrual Period, the SOFR Rate determined by the Administrative Agent, based upon the Reference Source chosen at the Administrative Agent’s sole and absolute discretion, for the day that is two (2) Business Days prior to the commencement of such Monthly Interest Accrual Period (however, in the event the SOFR Rate is not displayed on the Reference Source on such date, then such date shall be deemed to mean the next immediately preceding date on which the SOFR Rate is displayed on the Reference Source); provided, however, in the event the SOFR Rate is replaced by a Successor Rate pursuant to Section 1.14 of this Agreement, then such Successor Rate shall be used as the new Floating Index; provided, further, however, in no event shall the Floating Index be deemed at any time to be less than the Floor Rate for purposes of determining the Note Rate.
“Floor Rate” shall mean three hundred basis points (3.00%) per annum.
“General Indemnitee” and “General Indemnitees” shall mean, individually and collectively, as the context may require, the following: (i) the Administrative Agent; (ii) each Lender and any prior or future owner or holder of all or any portion of the Notes; (iii) any servicer or prior servicer of the Loan, (iv) any participant or any prior participant in any portion of the Loan; (v) any trustees, custodians, or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any participant or other third party; (vi) any receiver or other fiduciary appointed in a foreclosure or other collection proceeding; (vii) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, licensees, invitees, affiliates, or subsidiaries of any and all of the foregoing; and (viii) the heirs, legal representatives, successors, and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation, or acquisition of all or a substantial portion of any General Indemnitee’s assets and business), in all cases, whether during the term of the Loan or as part of or following a foreclosure of the Security Instrument.

“Governmental Approval” shall mean any approval, order, consent, authorization, certificate, license, Permit, or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, central bank, bureau, commission, department, instrumentality, court, tribunal, grand jury, arbitrator, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).

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“Ground Lease” shall collectively mean the following ground leases as the same may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented: (i) that certain Ground Lease effective as of April 4, 2017 by and between the Landlord and the Borrower, as modified by that certain Separated Ground Lease (Retail Anchor Phase) dated November 13, 2017 by and between the Landlord and the Borrower, as further modified by that certain Separated Ground Lease (Multi-Family Phase) dated August 1, 2023 by and among the Landlord, College Station 1892 Multifamily, L.L.C., a Texas limited liability company, as further modified by that certain First Amendment to Ground Lease dated August 1, 2023 by and among the Landlord, College Station 1892 Multifamily, L.L.C., a Texas limited liability company, and the Borrower, and (ii) that certain Separated Ground Lease (Retail Anchor Phase) dated November 13, 2017 by and between the Landlord and the Borrower. The “Ground Lease” does not include that certain Separated Ground Lease (Multi-Family Phase) dated August 1, 2023 by and among the Landlord and College Station 1892 Multifamily, L.L.C., a Texas limited liability company.
“Guarantor” shall mean, individually and collectively, as the context may require, (i) the Initial Guarantor and (ii) any other guarantor of all or any portion of the Indebtedness, whether now or in the future.

“Guaranty” shall mean, individually and collectively, as the context may require, (i) that certain Guaranty of Non-Recourse Carveouts dated of even date herewith, executed by the Initial Guarantor in favor of the Administrative Agent, and (ii) any other guaranty that may be from time to time entered into in connection with the Loan, as any of the foregoing guaranties may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Hazardous Substance” and “Hazardous Substances” shall mean and include the following: (i) those substances included within the definitions of “hazardous substances”, “hazardous materials”, “hazardous waste”, “pollutants”, “toxic substances” or “solid waste” in any Environmental Law; (ii) those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto); (iii) those other substances, materials, and wastes which are or become regulated under any applicable Environmental Laws; and (iv) any material, waste, or substance which is any of the following: (a) asbestos; (b) polychlorinated biphenyl; (c) designated or listed as a “hazardous substance” pursuant to section 311 or section 307 of the Clean Water Act (33 U.S.C. sections 1251 et seq.); (d) explosive; (e) radioactive; (f) a petroleum product, by-product, or fraction thereof; (g) infectious waste; or (h) mold or mycotoxins.

“H-E-B Lease” shall mean (i) that certain Lease Agreement by and between the Borrower and HEB Grocery Company, LP, a Texas limited partnership, and (ii) any other lease agreement that may be from time to time entered into with HEB Grocery Company, LP, a Texas limited partnership, or any of its affiliates, successors, or assigns in connection with the Mortgaged Premises, as any of the foregoing lease agreements may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Immediate Family Members” shall mean the spouse, children, grandchildren, siblings, and the siblings’ children of each holder of an interest, directly or indirectly, in the Borrower as of the Closing Date, or a trust for the benefit of one of more of any such Persons.

“Impositions” shall mean all (i) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges, and all other governmental charges and any interest or costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and

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unforeseen, of any kind and nature whatsoever which at any time may be assessed, levied, or imposed upon all or any portion of the Mortgaged Premises, including, without limitation, the Land and/or the Improvements, or the rent or income received therefrom, or any use or occupancy thereof, (ii) charges for any easement or agreement maintained for the benefit of the Mortgaged Premises, including, without limitation, the Land and/or the Improvements, and (iii) other taxes, assessments, fees and governmental charges levied, imposed or assessed upon or against the applicable members of the Borrowing Group or any of their respective properties.

“Impositions Reserve” shall have the meaning assigned and ascribed to such term as set forth in Section 6.2(i) of this Agreement.

“Improvements” shall have the meaning assigned and ascribed to such term as set forth in the Security Instrument.

“Indebtedness” shall mean the aggregate amount of the unpaid principal balance of the Notes, all accrued unpaid interest on the Notes, all Late Charges, any Prepayment Premium, and any Protective Advances made by the Administrative Agent or by any Lender, in each case, under any of the Loan Documents, together with any and all other fees, costs, expenses, or other amounts which are due and owing to the Administrative Agent or any Lender from time to time in connection with this Agreement, the Notes, the Collateral Documents, any of the other Loan Documents, or the Loan.

“Indemnified Party” and “Indemnified Parties” shall have the meaning assigned and ascribed to such term as set forth in Section 5.4(i) of this Agreement.

“Initial Guarantor” shall mean Stratus Properties Inc., a Delaware corporation.

“Initial Impositions Deposit” shall have the meaning assigned and ascribed to such term as set forth in Section 6.2(i) of this Agreement.

“Initial Insurance Premium Deposit” shall have the meaning assigned and ascribed to such term as set forth in Section 6.3(i) of this Agreement.

“Initial Interest Rate Cap” shall have the meaning assigned and ascribed to such term as set forth in Section 1.15 of this Agreement.

“Insurance Premium Reserve” shall have the meaning assigned and ascribed to such term as set forth in Section 6.3(i) of this Agreement.

“Interest Rate Cap” shall mean any interest rate cap purchased by the Borrower in connection with the Loan which satisfies the Minimum Rate Cap Requirements.
“Interest Rate Cap Documents” shall mean, with respect to any Interest Rate Cap, such evidence as the Administrative Agent may reasonably require from time to time (e.g., resolutions, consents, legal opinions, etc.) that the applicable Acceptable Provider of such Interest Rate Cap, has properly executed and delivered such Interest Rate Cap, including, without limitation, (i) a fully executed, true and complete copy of the trade confirmation issued for such Interest Rate Cap, and all other documentation executed or issued in connection with such Interest Rate Cap, including, without limitation, the ISDA Master Agreement and Schedule executed in connection therewith, (ii) a fully executed original of a Collateral Assignment of Interest Rate Protection Agreement by and between the Borrower and the applicable Acceptable Provider

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in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement, (iii) a certified true copy of all authority and compliance documents evidencing the Borrower’s and the applicable Acceptable Provider’s authority to enter into the documents and instruments described in the foregoing clauses (i) and (ii), and (iv) executed legal opinions from counsel representing the applicable Acceptable Provider and any guarantor of such Interest Rate Cap with respect to the enforceability and due execution of the instruments described in the foregoing clauses (i) and (ii).
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended or modified from time to time, and any successor statute or provision thereof.

“Key Party” shall have the meaning ascribed and assigned to such term as set forth in Section 8.1(iv) of this Agreement.

“Key Sponsor” shall mean any individual that in the aggregate directly or indirectly owns twenty percent (20%) or more of the ownership interests in and to the Borrower.

“Land” shall mean that certain real property located at 11675 Wellborn Road, College Station, Texas 77845, as more particularly described on Exhibit “A” of the Security Instrument.

“Landlord” shall mean 1892 Jones Crossing, Ltd., a Texas limited partnership.

“Late Charge” shall have the meaning assigned and ascribed to such term as set forth in Section 1.11(i) of this Agreement.

“Law” and “Laws” shall mean any Federal, state, or local law or laws (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree, or award of any Governmental Authority.

“Lease” and “Leases” shall mean, individually and collectively, as the context may require, any lease, sublease or subsublease, letting, license, concession, use, occupancy, or other agreement (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of the Mortgaged Premises or the Improvements, whether now existing or entered into after the Closing Date, including, without limitation, all guarantees of and security for the tenants’ performance thereunder, and all amendments, extensions, renewals, or modifications thereto.

“Leasing Agent” shall mean (a) Ironbridge Realty Partners, LLC, a Texas limited liability company, as leasing broker for the Mortgaged Premises pursuant to that certain Exclusive Leasing Agreement made and entered into as of November ___, 2020 by and between Leasing Agent and the Borrower or (b) any successor or additional leasing agent and/or broker of the Mortgaged Premises approved in writing by the Administrative Agent pursuant to the terms of this Agreement.
“Leasing Requirements” shall mean, with respect to any Lease, that such Lease: (a) is entered into with a bona fide third party tenant; (b) is an arm’s length lease for actual occupancy of the premises demised thereunder by the applicable tenant; (c) is on market terms and does not contain any rental or other concessions which are not required due to market conditions as offered for competitive space; (d) provides that the tenant thereunder is required to pay a pro rata share (based on square footage of space) of, or increases in, taxes, insurance, or other operating expenses; (e) does not have a purchase option or right of first refusal to purchase the Mortgaged Premises or any portion thereof; and (f) by its terms provides for

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automatic subordination to the Security Instrument and the Assignment of Leases. With regard to clause (d) above, in connection with a pad site Lease, such Lease may provide that tenant is responsible for all ad valorem taxes for such premises, the insurance for the Improvements on the leased premises and operation and maintenance of all common areas on the leased premises in order to comply with the requirements of clause (d) above.

“Lender” and “Lenders” shall mean each Person who is named as “Lender” under this Agreement, as set forth on Exhibit 1-2 attached hereto and made a part hereof, together with the successors and assigns of such Person.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” shall have the meaning assigned and ascribed to such term as set forth in the recitals of this Agreement.

“Loan Document” and “Loan Documents” shall mean, individually and collectively, as the context may require, this Agreement, the Notes, the Collateral Documents, the Guaranty, and all other certificates, agreements, documents, and instruments evidencing, securing, guaranteeing, and/or executed in connection with the Loan, as any of them may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented; provided, however, the Environmental Indemnity is not a Loan Document for any purposes hereunder or under any of the Loan Documents.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind or nature (including, without limitation, attorneys’ fees and other costs of defense).

“Major Commercial Lease” shall mean and refer to, (i) the H-E-B Lease and (ii) with respect to any other Lease, (a) any new Lease or any renewal, extension or modification of any existing Lease which, after giving effect to any such renewal, extension or modification, as applicable, is for more than thirty-five percent (35%) of either (1) the aggregate net rentable area of space in the Improvements or (2) the then-current gross revenue of the Mortgaged Premises, calculated by the Administrative Agent in a manner consistent with the Administrative Agent’s calculation of NOI, and (b) any new Lease, or any renewal, extension or modification of an existing Lease, regardless of size, if a subordination, non-disturbance or attornment agreement is either in effect with respect to the subject Lease or will be requested or required by the tenant under such Lease.

“Management Agreement” shall mean (i) that certain Commercial Property Management Agreement dated as of May 1, 2019, executed by and between the Borrower and the Property Manager with respect to the management and operation of the Mortgaged Premises, as said Commercial Property Management Agreement may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, and (ii) such other substitute or replacement property management agreement, in form and substance acceptable to the Administrative Agent, in its sole and absolute discretion, as said other

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agreement may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Maturity Date” shall mean April 1, 2028.

    “Minimum Rate Cap Requirements” shall mean that the proposed Interest Rate Cap: (i) is in form and substance acceptable to the Administrative Agent, on behalf of the Lenders; (ii) is with an Acceptable Provider; (iii) has a notional amount equal to or greater than the maximum outstanding principal amount of the Loan; (iv) has a strike price determined by Administrative Agent, in its sole and absolute discretion; and (v) is accompanied by such evidence as the Administrative Agent may require (e.g., resolution, consent, legal opinion, etc.) confirming that the Acceptable Provider properly executed and delivered the proposed interest rate cap agreement and authorized the Borrower to deliver and assign same to the Administrative Agent, for the benefit of the Lenders.
    “Monthly Debt Service Payment” shall mean, with respect to any Payment Date, the scheduled debt service payment of interest and/or principal, if any, due and owing under the Notes on such Payment Date, with any such amount of interest to be computed at the Note Rate. The Monthly Debt Service Payment with respect to each Payment Date shall be calculated by the Administrative Agent (or, at the discretion of the Administrative Agent, by the Servicer, as agent for the Administrative Agent), in the Administrative Agent’s sole and absolute discretion.
    “Monthly Interest Accrual Period” shall mean the period of thirty (30) consecutive days commencing on the first (1st) day of each calendar month.”
“Mortgaged Premises” shall mean the Borrower’s leasehold estate in and to the Land, the Improvements, and all other buildings, structures, and/or other improvements now or hereafter constructed, located, or affixed to the Land, and all as more particularly set forth and described in the definition of “Mortgaged Premises” in the Security Instrument.

“NOI” shall mean, as of any date of determination, the in-place underwritten annualized net operating income of the Mortgaged Premises as of said date of determination, as calculated by the Administrative Agent. NOI shall be calculated based on (i) the then-current in place rent roll for the Mortgaged Premises being annualized and (ii) the trailing twelve (12) months of operating and maintenance expenses for the Mortgaged Premises. For the purposes of calculating NOI, the Administrative Agent shall exclude from such calculation (a) any non-recurring income with respect to the Mortgaged Premises, as determined by the Administrative Agent, (b) any income from any tenant of the Mortgaged Premises then in default or bankruptcy, (c) any non-recurring expenses with respect to the Mortgaged Premises, as determined by the Administrative Agent, (d) any payments made under the terms of any Interest Rate Cap, and (e) any income from any tenant on the rent roll for the Mortgaged Premises with a free rent period in excess of one (1) month of free rent for every calendar year of the term of the applicable Lease.

“Note” and “Notes” shall mean, individually and collectively, as the context may require, each promissory note given to a Lender in connection with the Loan, each such promissory note to be in the principal amount of such Lender’s Commitment, made by the Borrower, as maker, in favor of such Lender, as payee, as any such promissory note may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Note Rate” shall mean a variable rate of interest determined by the Administrative Agent as follows: (i) with respect to the period commencing on the Closing Date and continuing up through and

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including the last calendar day of the calendar month in which the Closing Date occurs, 6.26397% per annum, and (ii) with respect to each Monthly Interest Accrual Period, such rate of interest per annum equal to the sum of (a) the Spread plus (b) the Floating Index.

“OFAC” shall mean the United States Treasury Department Office of Foreign Assets Control and any successor thereto.

“OFAC List” shall mean the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation.

“OFAC Rules” shall have the meaning assigned and ascribed to such term as set forth in Section 3.12(i) of this Agreement.

    “Open Date” shall have the meaning assigned and ascribed to such term as set forth in Section 1.8(i) of this Agreement.

“Payment Account” shall have the meaning assigned and ascribed to such term as set forth in Section 1.3(ii) of this Agreement.

“Payment Date” shall mean the first (1st) day of each calendar month; provided, however, the first (1st) day of the month immediately following the Closing Date shall not be a Payment Date if the Closing Date is on a day other than the first (1st) day of a month.

“Permit” and “Permits” shall mean any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under applicable Law.

“Permitted Commercial Substances” shall mean commercially sold products which are otherwise included within the definition of the term “Hazardous Substance”, but (i) which are used or disposed of by the Borrower or used or sold by tenants of the Mortgaged Premises in the ordinary course of business, (ii) the presence of which is not prohibited by applicable Environmental Law, and (iii) the use, sale, and disposal of which are in all respects in accordance with applicable Environmental Law.

“Permitted Encumbrances” shall mean (i) permitted encumbrances previously approved in writing by the Administrative Agent, (ii) liens, encumbrances, or restrictions created by the Loan Documents, or (iii) liens, encumbrances, or restrictions included in the Title Insurance Policy.

“Permitted Transfers” shall have the meaning ascribed to such term as set forth in Section 4.2(ii) of this Agreement.

“Person” and “Persons” shall mean, individually, or collectively, as the context may require, an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall have the meaning assigned and ascribed to such term as set forth in Section 3.1(xii) of this Agreement.

“Plan Asset Regulation” shall have the meaning assigned and ascribed to such term as set forth in Section 3.1(xii) of this Agreement.

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“Plan Assets” shall have the meaning assigned and ascribed to such term as set forth in Section 3.1(xii) of this Agreement.

“Post-Closing Obligations” shall have the meaning assigned and ascribed to such term as set forth in Section 3.17 of this Agreement.

“Prepayment Premium” shall have the meaning assigned and ascribed to such term as set forth in Section 1.8(i) of this Agreement.

“Prime Rate” shall mean the rate of interest published in The Wall Street Journal (or if the Wall Street Journal ceases publishing such rate, a successor national business periodical of similar standing designated by the Administrative Agent by written notice to Borrower) from time to time as the “Prime Rate.”

“Pro Rata Share” shall mean, as to each Lender, the ratio, expressed as a percentage, of (i) the amount of such Lender’s Commitment -to- (ii) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, then the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

“Profits Participation Agreement” shall mean that certain Profits Participation Agreement dated as of April 4, 2017 by and between the Borrower and HEB Grocery Company, LP, a Texas limited partnership.

“Prohibited Person” and “Prohibited Persons” shall have the meaning assigned and ascribed to such terms as set forth in Section 3.12(i) of this Agreement.

“Property Manager” shall mean Dabbs Cable, LLC, a Texas limited liability company, or any successor or additional manager of the Mortgaged Premises approved in writing by the Administrative Agent pursuant to the terms of this Agreement.

“Protective Advance” and “Protective Advances” shall have the meaning assigned and ascribed to such term as set forth in Section 8.1(i) of this Agreement.

“Reference Source” shall mean the display for the SOFR Rate provided by the SOFR Administrator (e.g., CME’s Website) or by Bloomberg, Reuters, or the Wall Street Journal (as chosen by the Administrative Agent, at the Administrative Agent’s sole and absolute discretion) or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time.

“Remedial Work” shall have the meaning assigned and ascribed to such term as set forth in Section 5.5 of this Agreement.

“Rent Roll” shall have the meaning assigned and ascribed to such term as set forth in Section 3.1(xviii)(a) of this Agreement.

“Rents” shall mean all rents (including, without limitation, minimum rents, additional rents, and percentage rents), rent equivalents, termination payments, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and

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bonuses), income, issues, receivables, receipts, revenues, deposits (including, without limitation, security, utility, and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Mortgaged Premises, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of the Borrower or its agents or employees from any and all sources arising from or attributable to the Mortgaged Premises, and proceeds, if any, from business interruption or other loss of income insurance.

“Reserve” and “Reserves” shall have the meaning assigned and ascribed to such term as set forth in Section 6.1 of this Agreement.

“Sanction” or “Sanctions” shall mean individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, and Anti-Terrorism Laws imposed, administered, or enforced from time to time by any Compliance Authority.

“Sanctioned Country” shall mean a country or territory to the extent that such country or territory is the subject of any Sanctions.

“Sanctioned Person” shall mean any Person, group, regime, or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned, or debarred Person, or subject to any limitations, prohibitions (including, but not limited to, the blocking of property or rejection of transactions), or trade restrictions, under any law, order or directive of any Compliance Authority, including, without limitation, any Anti-Terrorism Law, or otherwise subject to, or specially designated under, any Sanctions.

“Second Interest Rate Cap” shall have the meaning assigned and ascribed to such term as set forth in Section 1.15 of this Agreement.

“Secondary Market Transaction” shall mean (i) any sale of this Agreement, the Security Instrument, the Notes, and other Loan Documents to one or more investors as a whole loan, (ii) a participation of the Indebtedness to one or more investors, (iii) a securitization involving the Loan (or any portion thereof), or (iv) any other sale or transfer of the Indebtedness or any interest therein to one or more investors.

“Security Agreement” shall mean that certain Security Agreement dated of even date herewith executed by the Borrower, as debtor, in favor of Administrative Agent, as secured party, as said Security Agreement may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Security Instrument” shall mean that certain Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing dated of even date herewith, executed by the Borrower, as grantor, for the benefit of the Administrative Agent, as beneficiary, as said Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

“Servicer” shall mean JLL Real Estate Capital, LLC, a Delaware limited liability company, and its successors and assigns or any successor servicer of the Loan approved in writing by the Administrative Agent, on behalf of the Lenders.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

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“SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent, in its sole and absolute discretion).

“SOFR Rate” shall mean Term SOFR.

“Spread” shall mean one hundred ninety-five basis points (1.95%).

“State” shall mean the State in which the Land is located.

“Stratus Permitted Transfers” shall have the meaning assigned and ascribed to such term as set forth in Section 4.2(iii) of this Agreement.
“Substitute Index” shall mean either (i) a floating rate index (a) that is commonly accepted by market participants in securitized and capital markets real estate finance transactions as an alternative to the then-current Floating Rate and (b) that is publicly recognized by the International Swaps and Derivatives Association as an alternative to the then-current Floating Rate; or (ii) if the Administrative Agent determines in good faith that a floating rate index described in clause (i) of this definition cannot be determined, then, for so long as such a floating rate index cannot be determined, the Prime Rate.
“Successor Rate” shall have the meaning assigned and ascribed to such term as set forth in Section 1.14 of this Agreement.
“Syndication” shall have the meaning assigned and ascribed to such term as set forth in Section 10.13 of this Agreement.

“Term SOFR” shall mean, with respect to any Monthly Interest Accrual Period, the forward-looking term rate with a tenor of approximately one calendar month based on SOFR determined by the Administrative Agent, based upon the Reference Source chosen in the Administrative Agent’s sole and absolute discretion, as of the day that is two (2) Business Days prior to the first day of such Monthly Interest Accrual Period; provided, however, in the event Term SOFR is not displayed on the Reference Source on such date, then Term SOFR shall be determined as of the next immediately preceding date on which Term SOFR is displayed on the Reference Source.
“Third Interest Rate Cap” shall have the meaning assigned and ascribed to such term as set forth in Section 1.15 of this Agreement.

“Threshold Amount” shall have the meaning assigned and ascribed to such term as set forth in Section 3.5(ii) of this Agreement.

“Title Company” shall mean First American Title Insurance Company.

“Title Insurance Policy” shall mean the loan policy of title insurance issued to the Administrative Agent, for the benefit of the Lenders, by the Title Company, in an amount equal to the aggregate original principal amount of the Loan, insuring the validity and priority of the Security Instrument for the benefit of the Administrative Agent and the Lenders, as said policy may be from time to time amended, modified, extended, endorsed, renewed, substituted, and/or supplemented.

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“Treasury Rate” shall have the meaning assigned and ascribed to such term as set forth in Section 1.8(i)(a) of this Agreement.

“UCC” shall mean the Texas Business and Commerce Code as in effect in the State from time to time.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Voya IM” shall mean Voya Investment Management LLC, a Delaware limited liability company, together with its successors and assigns.

1.2    Interpretation; Construction. Unless the context expressly requires otherwise, the following rules of construction shall apply to this Agreement and to each of the other Loan Documents:

(i)Number; Inclusion. References to the plural shall include the singular, the plural, the part, and the whole. The word “or” shall have the inclusive meaning represented by the phrase “and/or”. The word “including” shall have the meaning represented by the phrase “including, without limitation,”.
(ii)Determination. Except where otherwise expressly provided, references to the “determination” of or by the Administrative Agent shall be deemed to mean the determination of the Administrative Agent, in its sole and absolute discretion, and such determination shall be conclusive, absent manifest error.
(iii)Administrative Agent’s and/or Lenders’ Discretion and Consent. Whenever the Administrative Agent or the Lenders is/are granted the right herein to act in its/their discretion or to grant or withhold its/their consent, such right shall be exercised by the Administrative Agent or the Lenders, as applicable, reasonably and in good faith unless the context expressly refers to the Administrative Agent’s or the Lenders’ “sole and absolute discretion”, in which case, the Administrative Agent or the Lenders, as applicable, may act to grant or withhold its/their consent based on any information or criteria it/they shall deem relevant to such decision or on no information or criteria whatsoever.
(iv)Continuing Events of Default; Notice of Event Default. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is expressly waived in writing by the Administrative Agent in accordance with the terms of this Section 1.2(iv), notwithstanding any attempted cure or other action by the Borrower, any Guarantor, or any other Person subsequent to the occurrence of such Event of Default. Notwithstanding any term, condition, or provision of this Agreement or any of the other Loan Documents to the contrary, any use of the phrases “during the continuance of an Event of Default,” “if an Event of Default has occurred and is continuing,” “so long as an Event of Default exists” and similar phrases in this Agreement or any of the other Loan Documents, shall not be deemed to mean or imply that the Administrative Agent shall be obligated to accept any cure of a Default following the expiration of the applicable cure period with respect to such Default, if any, and if, following an Event of Default, the Borrower then proffers a cure of such Event of Default, such Event of Default shall only be considered cured within the timeframe of the applicable cure period provided for under the Loan Documents if the Administrative Agent, in its sole and absolute discretion, accepts such proffered cure in writing (notwithstanding any attempted cure or other action by the Borrower, any Guarantor, or any other Person subsequent to the occurrence of such Event of Default). No notice of a Default or an Event of Default, and

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no demand upon the Borrower, any Guarantor, or any other Person, shall in any event, entitle the Borrower, any Guarantor, or any other Person to other or further notice or demand in similar or other circumstances.
(v)Documents Taken as a Whole. The words “hereof,” “herein,” “hereunder,” “hereto,” and similar terms used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular term, condition, or provision of this Agreement or such other Loan Document.
(vi)Headings. The article, section, paragraph, and other headings contained in this Agreement or any other Loan Document and the table of contents (if any) preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation of any term, condition, or provision thereof in any respect.
(vii)Implied References to This Agreement. Article, section, paragraph, subsection, subparagraph, clause, schedule, and exhibit references contained herein or in any other Loan Document are to this Agreement or such other Loan Document, as the case may be, unless expressly specified otherwise.
(viii)Persons. Reference to any Person contained in this Agreement or any other Loan Document shall include such Person’s successors and assigns but, if applicable, only if such successors and assigns are expressly permitted by the terms, conditions, and provisions of this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity.
(ix)Modifications to Documents. Reference to any agreement (including, without limitation, this Agreement and any other Loan Document, together with the schedules and exhibits hereto or thereto), document, or instrument means such agreement, document, or instrument as amended, modified, extended, renewed, replaced, substituted for, superseded, or restated.
(x)From, To and Through. Relative to the determination of any period of time, “from” shall mean “from and including,” “to” shall mean “to but excluding,” and “through” shall mean “through and including”.
(xi)Shall; Will. References to “shall” and “will” shall be deemed to have the same meaning.

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EXHIBIT 1-2

LENDERS, COMMITMENTS AND NOTES

Lender’s Name	Note Name	Loan Amount	Pro Rata Share of Loan (rounded to the millionth of a percent)
Brighthouse Life Insurance Company	Promissory Note	$24,000,000.00	100.000000%
TOTAL		$24,000,000.00	100.000000%

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